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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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The Dow Chemical Company
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The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 10, 2007 AT 10:00 A.M. EDT

March 23, 2007

Dear Stockholder of The Dow Chemical Company:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company to be held on Thursday, May 10, 2007, at 10 a.m. Eastern Daylight Time, at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. A map is printed on the back page of this Proxy Statement and is also included on your admittance ticket. At the Meeting, stockholders will vote on the following matters either by proxy or in person:

  •
  Election of Directors.

  •
  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2007.

  •
  Amendment of the Restated Certificate of Incorporation to remove the supermajority vote provisions.

  •
  Four proposals submitted by stockholders.

  •
  Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mail. Your Board of Directors has set the close of business on March 12, 2007, as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and any adjournment, and who are entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, from 8:30 a.m. to 5 p.m., at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

A ticket of admission or proof of stock ownership is necessary to attend the Meeting. A ticket is included with your proxy material. Stockholders with registered accounts or who are in the Dividend Reinvestment Program or employees' savings plans should check the box on the voting form if attending in person. Other stockholders holding stock in nominee name or beneficially through a bank or broker (in "street name") need only bring their ticket of admission. Street name holders without tickets will need proof of record date ownership for admission to the Annual Meeting, such as a March 2007 brokerage statement or letter from the bank or broker. Questions may be directed to 877-227-3294 (a toll-free telephone number in the United States and Canada) or 989-636-1792, or faxed to 989-638-1740.

Since seating is limited, the Board has established the rule that only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.DowGovernance.com.

Thank you for your continued support and your interest in The Dow Chemical Company.

Charles J. Kalil
Senior Vice President,
General Counsel and Corporate Secretary

2007 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

Notice of the Annual Meeting and Proxy Statement

Notice of the Annual Meeting	2
Voting Procedures	4
Corporate Governance	5
Agenda Item 1: Candidates for Election as Director	10
Compensation Committee Report	13
Compensation Information
Compensation Discussion and Analysis	14
Compensation Tables and Narrative	24
Section 16(a) Beneficial Ownership Reporting Compliance	34
Beneficial Ownership of Company Stock	35
Agenda Item 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	36
Agenda Item 3: Amendment of the Restated Certificate of Incorporation to Eliminate the Supermajority Vote Provisions	37
Agenda Item 4: Stockholder Proposal on Bhopal	39
Agenda Item 5: Stockholder Proposal on Genetically Engineered Seed	41
Agenda Item 6: Stockholder Proposal on Environmental Remediation	44
Agenda Item 7: Stockholder Proposal on Respiratory Problems	46
Audit Committee Report	48
Equity Compensation Plan Information	49
Other Governance Matters	50
Appendix A – Director Independence	52
Appendix B – Proposed Amendment of the Restated Certificate of Incorporation to Remove the Supermajority Vote Provisions	53
Map to Annual Meeting of Stockholders
This Proxy Statement is issued in connection with the 2007 Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 10, 2007.

®™ Trademark of The Dow Chemical Company

VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information on your Board of Directors, the candidates for election to the Board, and six other agenda items to be voted upon at the Annual Meeting of Stockholders or any adjournment of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote and to provide information on the Company's corporate governance and compensation practices. References in this document to the Company and Dow mean The Dow Chemical Company. This Proxy Statement is first being distributed to stockholders on or about March 23, 2007.

Vote Your Shares in Advance

The enclosed voting form will help you cast your vote on the Internet, by telephone or by mail. Your shares will be voted if the voting form is properly executed and received by the independent Inspector of Election prior to the Meeting. If no specific choices are made by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by your Board of Directors.

You may revoke your voting proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy on a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow shares.

Confidential Voting

The Company has a long-standing policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company's employees' savings plans, and requires the appointment of an independent tabulator and inspector of election for the Meeting.

Dividend Reinvestment Program Shares and Employees' Savings Plan Shares

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP, will appear together on a single voting form. The DRP administrator, The Bank of New York, will vote all shares of stock held in your DRP account as directed by you only if you return your proxy form. If no specific instruction is given on an executed proxy form, the DRP administrator will vote as recommended by your Board of Directors.

Participants in various employees' savings plans, including The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the DH Compounding Savings and Retirement Plan and the Mycogen Corporation Deferred Savings Plan (the "Plan" or "Plans"), will receive, as appropriate, a separate confidential voting instruction form, in addition to voting forms for any shares held in registered and street name. Your executed form will provide voting instructions to the respective Plan Trustee. If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of each Plan.

Dow Shares Outstanding and Quorum

At the close of business on the record date, March 12, 2007, there were 958,613,674 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of preferred stock outstanding. A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker does not then vote them on the shareholder's behalf.

Proxies on Behalf of the Dow Board

The enclosed voting form is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not the stockholders are able to attend the Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. The proxy representatives of the Board of Directors will not be specially compensated for their services in this regard.

Dow has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $15,000, plus out of pocket expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

4 2007 DOW PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the Corporate Governance Guidelines without charge by contacting the Office of the Corporate Secretary.* These Guidelines were adopted by the Board of Directors in order to set forth key areas of importance in Dow corporate governance.

The Board of Directors

The ultimate authority to oversee the business of The Dow Chemical Company rests with the Board of Directors. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporation law, other constituencies including employees, customers, suppliers and communities in which it does business. Among other duties, the Board appoints the Company's officers, assigns to them responsibility for management of the Company's operations, and reviews their performance.

In 2006, five Directors retired from the Board: J. Michael Cook, a Director since 2000; Willie D. Davis, a Director since 1988; Keith R. McKennon, a Director from 1983-1992 and since 2003; Harold T. Shapiro, a Director since 1985 and Presiding Director since 2003; and William S. Stavropoulos, a Director since 1990. The advice and experience of each of these Directors will be greatly missed by the Company and by their colleagues on the Board. In the past year, one Director joined the Board: John B. Hess was elected on October 12, 2006.

Director Independence

The Board has assessed the independence of each non-employee Director based upon the Company's Director independence standards listed on the Company's corporate governance website (www.DowGovernance.com) and attached to this Proxy Statement as Appendix A. These standards incorporate the criteria in the listing standards of the New York Stock Exchange, as currently in effect, as well as additional, more stringent criteria established by the Board. Based upon these standards, the Board has determined that the following eight members of the Board are independent: Directors Barton, Bell, Fettig, Franklin, Hess, Ringler, Shaw and Stern. These independent Directors constitute a substantial majority of the Board, consistent with Board policy. In addition, the Board determined in February 2006 that the following Directors, who retired from the Board in May 2006, were independent: J. Michael Cook; Willie D. Davis; Keith R. McKennon; and Harold T. Shapiro.

When assessing independence, the Governance Committee and the Board consider all relationships between the Directors and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Company screens for such relationships using an annual Directors and Officers Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Given the large size of our Company and its diverse commercial and geographic markets, there are times when Dow sells products to, or purchases products or services from, other companies for which Dow Directors serve as executive officers or directors. The Governance Committee and the Board took into account the fact that Messrs. Fettig and Hess and Ms. Shaw served as executive officers during each of the past three years of entities with which Dow made purchases or sales. All such purchases and sales were made at arms-length, commercial terms, and the Directors did not personally benefit from such transactions. In all instances, the extent of business represented less than 2% of Dow's and the other entity's revenues.

Presiding Director

The independent Directors on the Board elect a Presiding Director from among their own members. Paul G. Stern was elected as Presiding Director to serve until the 2008 Annual Meeting. Among other responsibilities, the Presiding Director works with the Chairman to set the Board agenda and to determine the appropriate materials to be provided to the Directors. He leads executive sessions of the Board, serves as a member of the Executive Committee, facilitates communication between the Board and management, and serves as focal point for stockholder communications addressed to independent Directors. The Presiding Director may retain outside professionals on behalf of the Board as the Board may determine is necessary and appropriate. Contact information for the Presiding Director is shown below.

*Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

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2007 DOW PROXY STATEMENT 5

Communication with Directors

Stockholders and other interested parties may communicate directly with the full Board, the Presiding Director, the non-management Directors as a group, or with specified individual Directors by any of several methods. These include mail addressed to The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, and the "Contact Us" feature of Dow's corporate governance website at www.DowGovernance.com. The Presiding Director and other non-management Directors may also be contacted by email addressed to PresidingDirector@Dow.com. Please specify the intended recipient(s) of your letter or electronic message.

Communications will be distributed to any or all Directors as appropriate depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include "spam;" advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any omitted or deleted communication will be made available to any Director upon request.

Board and Committee Meetings; Annual Meeting Attendance

The Federal securities laws require companies to report whether any Director attended fewer than 75% of the sum of the total number of Board meetings and the total number of Board committee meetings that each such respective Director was eligible to attend during the past year. There were eight Board meetings in 2006 and 22 formal Board committee meetings. All of the Directors exceeded the attendance threshold, and nine had 100 percent attendance at all Board and Board committee meetings they were eligible to attend. All but one of the Directors attended every Board meeting. The Directors are encouraged to attend all Annual Meetings of Stockholders, and in 2006, 13 of the 15 Directors then serving attended.

Executive Sessions of Directors

The non-management Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit, Compensation, and Governance Committees of the Board typically meet in executive session in connection with every Committee meeting.

Board Committees

Board committees perform many important functions. The responsibilities of each committee are stated in the Bylaws and in their respective committee charters, which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the committee charters without charge by contacting the Office of the Corporate Secretary.* The Board, upon the recommendation of the Governance Committee, elects members to each committee and has the authority to change committee chairs, memberships and the responsibilities of any committee. A brief description of the current standing Board committees follows, with memberships listed as of March 12, 2007, the record date for the Annual Meeting. The Audit, Compensation, and Governance Committees are comprised entirely of independent Directors who meet the independence requirements of the New York Stock Exchange, the U.S. Securities and Exchange Commission and the Company as set forth in Appendix A of this Proxy Statement.

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6 2007 DOW PROXY STATEMENT

Standing Committee and Function	Chair and Members		Meetings in 2006

Audit Committee	B. H. Franklin, Chair		9

Oversees the quality and integrity of the financial statements of the Company; the qualifications, independence and performance of the independent auditors; and the Company's system of disclosure controls and procedures and system of internal control over financial reporting. Has oversight responsibility for the performance of the Company's internal audit function and compliance with legal and regulatory requirements. A more complete description of the duties of the Committee is contained in the Audit Committee charter available at www.DowGovernance.com.	J. A. Bell J. M. Fettig	P. G. Stern

Compensation Committee	J. M Ringler, Chair		6

Assists the Board in meeting its responsibilities relating to the compensation of the Company's Chief Executive Officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice and applicable standards. A more complete description of the duties of the Committee is contained in the Compensation Committee charter available at www.DowGovernance.com.	J. K. Barton J. B. Hess	R. G. Shaw

Environment, Health and Safety Committee	J. K. Barton, Chair		3

Assists the Board in fulfilling its oversight responsibilities by assessing the effectiveness of environment, health and safety programs and initiatives that support the environment, health and safety policy of the Company, and by advising the Board on matters impacting corporate social responsibility and Dow's public reputation. A more complete description of the duties of the Committee is contained in the Environment, Health and Safety Committee charter available at www.DowGovernance.com.	A. A. Allemang A. N. Liveris G. E. Merszei	J. P. Reinhard J. M. Ringler R. G. Shaw

Executive Committee	A. N. Liveris, Chair		0
Exercises the powers of the Board in the management and direction of the business and affairs of the Company between meetings of the full Board of Directors.	B. H. Franklin G. E. Merszei	P. G. Stern

Governance Committee	P. G. Stern, Chair		4

Assists the Board on all matters relating to the selection, qualification, and compensation of members of the Board, as well as any other matters relating to the duties of Board members. Acts as a nominating committee with respect to candidates for Directors and makes recommendations to the Board concerning the size, structure and committees of the Board. Assists the Board with oversight of governance matters. A more complete description of the duties of the Committee is contained in the Governance Committee charter available at www.DowGovernance.com.	J. A. Bell J. M. Fettig	B. H. Franklin

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2007 DOW PROXY STATEMENT 7

Board of Directors' Terms

Dow's Restated Certificate of Incorporation provides that all Directors stand for election at each Annual Meeting of Stockholders.

Director Qualifications

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, relevant career experience, and a commitment to ethnic, racial and gender diversity. The Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Board, such as experience or expertise in some of the following areas: the chemical industry, global business, science and technology, finance and/or economics, competitive positioning, corporate governance, public affairs, and experience as chief executive officer, chief operating officer or chief financial Officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Governance Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate. These Director Qualifications are posted in Dow's Corporate Governance Guidelines, available at www.DowGovernance.com, and any modifications to the Director Qualifications would be described in the Guidelines.

Nominations for Director

Among the Governance Committee's most important functions is the selection of Directors. The Committee has a long-standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations should be sent to the Governance Committee through the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Corporate Secretary* between November 24, 2007, and January 23, 2008. Such notices must comply with the provisions set forth in the Bylaws. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively a copy of the Bylaws will be provided without charge to any stockholder who requests it in writing. Such requests should be addressed to the Corporate Secretary.*

The Governance Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Committee from various sources, including current or former Directors, a search firm retained by the Committee, stockholders, Company executives, and by self-nomination. The Governance Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. In 2006, a search firm was retained by the Committee to identify independent director candidates that possess the skills and experience described above. Dow's most recent independent director addition, John B. Hess, was recommended by Dow's Chief Executive Officer, non-management Directors, and an outside search firm.

The evaluation of Director candidates involves several steps, not necessarily in any particular order. A preliminary analysis of a nominee involves securing a resume and other background data and comparing this data to the Director attributes mentioned above, as well as to the current needs of the Board for new members. References are checked and analyses are performed to identify potential conflicts of interest and appropriate independence from the Company. Candidate information is provided to all Governance Committee members for purposes of discussion and evaluation. If the Committee decides to further evaluate a candidate, interviews are conducted. Other steps may include requesting additional data from the candidate, providing Company background information to the candidate, and determining the candidate's schedule compatibility with Dow Board and Committee meeting dates.

Code of Business Conduct

All Directors, officers and employees of Dow are expected to be familiar with the Company's Code of Business Conduct, and to apply it in the daily performance of their Dow responsibilities. The Code of Business Conduct is intended to focus employees, officers and Directors on areas of ethical risk, help them recognize and make informed decisions on ethical issues, help create a culture of the highest ethical and business standards, and provide mechanisms to report unethical conduct. The full text of Dow's Code of Business Conduct is available at www.Dow.com, by clicking on "Ethics." Stockholders may receive a printed copy of the Code of Business Conduct without charge by contacting the Office of the Corporate Secretary.*

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8 2007 DOW PROXY STATEMENT

Compensation Committee Interlocks

No member of our Board's Compensation Committee has served as a Dow officer or employee at any time. None of Dow's executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of Dow's Board of Directors. None of Dow's executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of Dow's Board's Compensation Committee.

Related Person Transaction Policy

The Federal securities laws require public companies to describe any transaction, since the beginning of the last fiscal year, or any currently proposed transaction, in which the company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. Companies are also required to describe their policies and procedures for the review, approval or ratification of any related person transaction.

Pursuant to Dow's Code of Business Conduct, and annual review of Director independence, the Company has had procedures in place to monitor related person transactions for several years. Upon the recommendation of the Governance Committee, the Board of Directors adopted a formal written policy (the "Policy") on related person transactions on February 15, 2007.

The Governance Committee is responsible for reviewing the material facts of all transactions that could potentially be "transactions with related persons." The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The Governance Committee is responsible to either approve or disapprove of the entry into the transaction, subject to the exceptions listed below. If advance Committee approval of the transaction is not feasible, then the transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee's next regularly scheduled meeting.

The Governance Committee has determined that certain types of transactions shall be deemed to be preapproved by the Committee even if the amount involved will exceed $100,000, including: (a) employment of executive officers where the officer's compensation is either reported in the Proxy Statement or would have been reported in the Proxy Statement if the officer was a "named executive officer," and the Compensation Committee approved such compensation; (b) Director compensation where such compensation is reported in the Proxy Statement; (c) certain transactions with other companies where the related person's only relationship with the other company is as a director, employee or beneficial owner of less than 10% of that company's shares, and the aggregate amount involved does not exceed the greater of $1 million or 2% of that company's total annual revenues; (d) certain Company charitable contributions where the related person's only relationship is as an employee or director of the charitable entity and where the aggregate amount does not exceed the greater of $1 million or 2% of the charitable entity's total annual receipts; (e) transactions where all stockholders receive proportional benefits; (f) transactions involving competitive bids; and (g) regulated transactions.

*Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

2007 DOW PROXY STATEMENT 9

Agenda Item 1

CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated Arnold A. Allemang, Jacqueline K. Barton, James A. Bell, Jeff M. Fettig, Barbara Hackman Franklin, John B. Hess, Andrew N. Liveris, Geoffery E. Merszei, J. Pedro Reinhard, James M. Ringler, Ruth G. Shaw and Paul G. Stern for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2008, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. Director Hess joined the Board following the 2006 Annual Meeting. All other nominees have previously been elected as Directors by the Company's stockholders. Information in the biographies below is current as of February 19, 2007.

The Board of Directors unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The election of Directors requires a plurality of the votes actually cast. Withheld votes do not affect whether a nominee has received sufficient votes to be elected, and broker non-votes will have no effect on the outcome of this matter. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

Arnold A. Allemang, 64. Dow Senior Advisor. Director since 1996.

Employee of Dow since 1965. Manufacturing General Manager, Dow Benelux N.V.* 1992-93. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe GmbH* 1993-95. Dow Vice President and Director of Manufacturing and Engineering 1996-97. Dow Vice President, Operations 1997-2000. Executive Vice President 2000-04. Senior Advisor 2004 to date. Member of the Board of Directors of National Action Counsel for Minorities in Engineering; Michigan Molecular Institute; MiTECH+; Michigan Baseball Foundation; and MidMichigan Innovation Center. Trustee of The Manufacturing Institute. Board of Fellows for Saginaw Valley State University; Advisory Board for Kansas State University, College of Engineering; President's Circle of Sam Houston State University; American Chemical Society; and RPM Ventures.

Jacqueline K. Barton, 54. Arthur and Marian Hanisch Memorial Professor of Chemistry, California Institute of Technology. Director since 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991, the American Philosophical Society Fellow 2000 and National Academy of Sciences member 2002. Named Outstanding Director 2006 by the Outstanding Director Exchange (ODX), Recipient of the Willard Gibbs Award 2006, Recipient of the American Chemical Society ("ACS") Breslow Award 2003, ACS William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Member of the Gilead Sciences Scientific Advisory Board. Director, GeneOhm Sciences Inc.

James A. Bell, 58. Executive Vice President, Finance; Chief Financial Officer, The Boeing Company. Director since 2005.

The Boeing Company - Executive Vice President, Finance and Chief Financial Officer, 2003 to date; Senior Vice President of Finance and Corporate Controller, 2000-03. Previous positions include Vice President of Contracts and Pricing for Boeing Space and Communications, 1996-2000; Director of Business Management of the Space Station Electric Power System at Boeing Rocketdyne unit, 1992-96. Mr. Bell is a member of the Boards of Directors of Joffrey Ballet, The Chicago Urban League, and New Leaders for New Schools. A member of the World Business Chicago, the Chicago Economic Club, and the Commercial Club of Chicago.

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10 2007 DOW PROXY STATEMENT

Jeff M. Fettig, 49. Chairman and Chief Executive Officer of Whirlpool Corporation. Director since 2003.

Whirlpool Corporation - Chairman and Chief Executive Officer 2004 to date; President and Chief Operating Officer 1999-2004; Executive Vice President 1994-99; President, Whirlpool Europe and Asia 1994-99; Vice President, Group Marketing and Sales, North American Appliance Group 1992-94; Vice President, Marketing, Philips Whirlpool Appliance Group of Whirlpool Europe B.V. 1990-92; Vice President, Marketing, KitchenAid Appliance Group 1989-90; Director, Product Development 1988-89. Director of Whirlpool Corporation.

Barbara Hackman Franklin, 66. President and CEO of Barbara Franklin Enterprises and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

President and CEO, Barbara Franklin Enterprises, private investment and management consulting firm, 1995 to date. Business consultant 1993-95. U.S. Secretary of Commerce 1992-93. President and CEO, Franklin Associates 1984-92. Senior Fellow and Director of Government and Business Program, Wharton School, University of Pennsylvania 1979-88. Commissioner, U.S. Consumer Product Safety Commission 1973-79. Staff Assistant to the President of the United States 1971-73. Asst. Vice President, Citibank 1969-71. President's Advisory Council for Trade Policy and Negotiations 1982-86, 1989-92. Outstanding Director, 2003, by Outstanding Director Exchange (ODX). Director of the Year, National Association of Corporate Directors 2000. John C. McCloy Award for contributions to auditing excellence 1992. Chairman of the Economic Club of New York, Vice Chair of the U.S.-China Business Council, board member of the National Association of Corporate Directors, board member of the National Committee on U.S.-China Relations, and member of the Public Company Accounting Oversight Board Advisory Council. Director of Aetna, Inc.; MedImmune, Inc.; GenVec, Inc.; and Washington Mutual Investors Fund.

John B. Hess, 52. Chairman and Chief Executive Officer, Hess Corporation. Director since 2006.

Hess Corporation - Employee since 1977; Director 1978 to date; Chairman and Chief Executive Officer 1995 to date. Director of National Advisory Board of J.P. Morgan Chase & Co. Member of The Business Council, The Council of Foreign Relations, Dean's Advisors of Harvard Business School, Board of Trustees for the Mount Sinai Hospital, Wildlife Conservation Society/NY Zoo, United Cerebral Palsy Research and Educational Foundation. Former member of the Secretary of Energy Advisory Board.

Andrew N. Liveris, 52. Dow President, Chief Executive Officer & Chairman. Director since 2004.

Employee of Dow since 1976. General manager of Dow's Thailand operations 1989-92. Group business director for Emulsion Polymers and New Ventures 1992-93. General manager of Dow's start-up businesses in Environmental Services 1993-94. Vice President of Dow's start-up businesses in Environmental Services 1994-95. President of Dow Chemical Pacific Limited* 1995-98. Vice President of Specialty Chemicals 1998-2000. Business Group President for Performance Chemicals 2000-03. President and Chief Operating Officer November 2003 to November 2004. President and Chief Executive Officer November 2004 to date and Chairman April 2006 to date. Director of Citigroup, Inc. and Officer of the American Chemistry Council. Member of the American Australian Association, The Business Council, the Business Roundtable, The Detroit Economic Club, the G100, the International Business Council, the National Petroleum Council, the Société de Chimie Industrielle, the U.S.-China Business Council and the World Business Council for Sustainable Development. Member of the Board of Trustees of Tufts University and the Herbert H. and Grace A. Dow Foundation.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 19, 2007.) Dow Corning Corporation - a company ultimately 50 percent owned by Dow. Dorinco Reinsurance Company, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Credit Corporation, Dow Europe GmbH, Dow Financial Holdings Inc., Dow Financial Services Inc., Liana Limited, Mycogen Corporation, Oman Petrochemical Industries Company LLC and Union Carbide Corporation - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

(continued on next page)

2007 DOW PROXY STATEMENT 11

Geoffery E. Merszei, 55. Dow Executive Vice President and Chief Financial Officer. Director since 2005.

Employee of Dow 1977-2001 and since 2005. Dow Middle East/Africa Credit Manager 1977-80. Dow Asia Pacific Credit Manager 1980-82. Dow Asia Pacific Finance and Credit Manager 1982-83. Dow Germany and Eastern Europe Treasurer 1983-86. Dow Foreign Exchange Manager 1986-88. Director of Finance for Dow Asia Pacific 1988-91. Director of Finance/Treasurer for Dow Europe 1991-96. Dow Vice President and Treasurer 1996-2001. Alcan, Inc. Executive Vice President and Chief Financial Officer 2001-05. Dow Executive Vice President and Chief Financial Officer 2005 to date. Board member of Dow Corning Corporation*, Dow Credit Corporation*, Dow Financial Holdings Inc.*, Dow Financial Services Inc.*, Mycogen Corporation*, and Oman Petrochemical Industries Company LLC*. Chairman of Dorinco Reinsurance Company*, and Liana Limited*. Board member of Chemical Financial Corporation. Member of Financial Executives International and the Conference Board's Council of Financial Executives and member of the Corporate Executive Board Working Council for Chief Financial Officers.

J. Pedro Reinhard, 61. Director since 1995.

Employee of Dow since 1970. Dow Brazil Area Finance Director 1978-81. Dow Europe GmbH* Finance Director 1981-85. Managing Director, Dow Italy 1985-88. Dow Treasurer 1988-96, Vice President 1990-95, Financial Vice President 1995-96, Chief Financial Officer 1995-2005, Executive Vice President 1996-2005. Director of Royal Bank of Canada, Sigma Aldrich Corporation, and Colgate-Palmolive Company.

James M. Ringler, 61. Chairman of NCR Corporation. Director since 2001.

Tappan Company - President and Chief Operating Officer 1982-86; White Consolidated Industries' Major Appliance Group - President 1986-90 (both companies are subsidiaries of Electrolux AB). Premark International, Inc. - Director 1990-99; Executive Vice-President 1990-92; President and Chief Operating Officer 1992-96; Chief Executive Officer 1996-99; Chairman 1997-99. Illinois Tool Works Inc. (following its merger with Premark International, Inc.) - Vice Chairman 1999-2004. Director of Union Carbide Corporation* 1996-2001. Director of Autoliv Inc., Corn Products International, Inc., and FMC Technologies, Inc., Director and Chairman of the Board NCR Corporation, National Trustee of the Boys and Girls Clubs of North America, Midwest Region. Director of the Lyric Opera of Chicago.

Ruth G. Shaw, 59. Executive Advisor of Duke Energy Corporation. Director since 2005.

Duke Energy Corporation - Executive Advisor, as of October 2006, Group Executive, Public Policy and President, Duke Nuclear, April 2006 to Oct 2006; President and Chief Executive Officer, Duke Power Company, 2003-06; Executive Vice President and Chief Administrative Officer, 1997-2003; President of The Duke Energy Foundation, 1994-2003; Senior Vice President, Corporate Resources, 1994-97; Vice President, Corporate Communications, 1992-94. President, Central Piedmont Community College, Charlotte, NC 1986-92. President, El Centro College, Dallas, TX 1984-86. Director of Wachovia Corporation, the Nuclear Energy Institute and the Institute of Nuclear Power Operations. Trustee for the University of North Carolina at Charlotte and board member and past chair of the Foundation For the Carolinas. Board of visitors at the Duke University Nicholas School of the Environment and Earth Sciences.

(continued on next page)

12 2007 DOW PROXY STATEMENT

Paul G. Stern, 68. Chairman of Claris Capital. Director since 1992. Presiding Director since May 2006.

Chairman of Claris Capital, 2004 to date. Co-founder and General Partner of Arlington Capital Partners in 1999 and co-founder of Thayer Capital Partners in 1995. Special partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited - Chairman of the Board 1990-93, Chief Executive Officer 1990-93, Vice Chairman and Chief Executive Officer 1989-90, Director 1988-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of Whirlpool Corporation. Board member, Business Executives for National Security. Non-Executive Chairman, Claris Holdings LLC, and Council on Foreign Relations.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 19, 2007.) Dow Corning Corporation - a company ultimately 50 percent owned by Dow. Dorinco Reinsurance Company, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Credit Corporation, Dow Europe GmbH, Dow Financial Holdings Inc., Dow Financial Services Inc., Liana Limited, Mycogen Corporation, Oman Petrochemical Industries Company LLC and Union Carbide Corporation - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis ("CD&A") with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 as incorporated by reference from this Proxy Statement.

The Compensation Committee is responsible for reviewing and approving all aspects of compensation (base salary, annual performance awards, long-term incentives, benefits and perquisites) for the Chief Executive Officer ("CEO") and other executive officers of the Company, consistent with the business objectives of the Company, the results achieved by the executives and with competitive compensation practices.

The Compensation Committee has retained an independent compensation consultant from Hewitt Associates, a compensation advisory firm. The consultant reports directly to the Compensation Committee and does not provide services to Company management. The consultant advises the Compensation Committee on current and future trends and issues in executive compensation, and consults on the competitiveness of the compensation structure and levels of Dow executive officers.

The charter of the Compensation Committee can be found at www.DowGovernance.com.

J. M. Ringler, Chair
J. K. Barton
J. B. Hess
R. G. Shaw

2007 DOW PROXY STATEMENT 13

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Compensation Committee

The Compensation Committee of the Board of Directors, which is comprised entirely of independent Directors, is responsible for ensuring that the Company's executive compensation policies and programs are competitive within the markets in which Dow competes for talent and reflect the long-term investment interests of our stockholders. The Compensation Committee reviews and approves the compensation levels and benefits programs for executive officers. With respect to the Chief Executive Officer ("CEO"), the Compensation Committee reviews and approves the corporate goals and objectives relevant to the CEO's compensation, evaluates the CEO's performance against these objectives, and makes recommendations to the Board of Directors regarding the CEO's compensation level based on that evaluation.

The Compensation Committee has retained an independent compensation consultant from Hewitt Associates. The consultant reports directly to the Compensation Committee. He advises the Compensation Committee on current and future trends and issues in executive compensation, and consults on the competitiveness of the compensation structure and levels of Dow's executive officers, including the Named Executive Officers ("NEOs"). The NEOs are the executives who appear in the compensation tables of this 2007 Proxy Statement.

The NEOs in this Proxy Statement are:

Andrew N. Liveris, President, CEO and Chairman
Geoffery E. Merszei, Executive Vice President and Chief Financial Officer
Michael R. Gambrell, Executive Vice President, Basic Plastics and Chemicals Portfolio
Romeo Kreinberg, Executive Vice President, Performance Plastics and Chemicals Portfolio
David E. Kepler II, Senior Vice President, Shared Services, Environment, Health and Safety and Chief Information Officer

In addition, Luciano Respini, former Corporate Vice President who retired in October 2006, and had responsibility for Dow Europe, the Global Geographic Council, and Marketing and Sales is also included as an NEO.

Dow's Executive Compensation Department staff provides additional analysis and counsel as requested by the Compensation Committee. You can learn more about the Committee's purpose, responsibilities, structure and other details by reading the Compensation Committee's charter which can be found in the Corporate Governance section of the Company's website at www.DowGovernance.com.

Compensation Objectives

The compensation programs for Dow executives are designed to support the realization of Dow's Vision of being the largest, most profitable and most respected chemical company in the world while promoting the interests of our stockholders and other stakeholders. The objectives of Dow's compensation programs are as follows:

•
Attract and retain highly-qualified people

•
Motivate and reward employees for the achievement of Dow's measures of success:

•
Stockholder return, as measured by stock price appreciation plus dividends on a reinvested basis

•
Company financial performance

•
Individual performance on specific financial and operational measures

In order to best achieve these objectives, Dow's compensation program, which is comprised of salary, incentive opportunities and benefits for the NEOs and all other salaried employees, is designed to:

•
Be competitive.  The pay program design and levels are set considering the practices of similar companies with which we compete for talent.

•
Drive results.  The program emphasizes variable, at-risk incentive award opportunities which are payable only if specified goals are achieved and/or Dow's stock price appreciates. The largest part of the incentive award for NEOs is focused on long-term performance based on Dow's return to stockholders. For NEOs, Dow provides annual and long-term incentive award opportunities which depend on Company performance. These at risk incentives represent 75%-85% of the NEOs' total direct compensation while base salary represents the remaining 15%-25%. At lower management job levels, the percentage of pay at risk is approximately 20%.

14 2007 DOW PROXY STATEMENT

•
Reward individual performance.  Salary, annual awards, and long-term incentive awards are based on an individual's job level and performance against specified financial, operational and strategic goals (as appropriate to the individual's position). Also considered are Company performance, the desired pay relationships among executive employees, and market practices.

•
Be cost effective.  Incentive awards are earned only if specified goals are achieved or Dow's stock price appreciates.

•
Emphasize stock ownership.  Long-term incentive awards are delivered as equity awards to senior executives. They are required to maintain a minimum level of stock ownership to encourage managing from an owner's perspective, and to better align their financial interests with those of Dow stockholders. NEOs are expected to own Dow securities with a value equal to between three and four times their annual salary. For further information, please refer to the Executive Stock Ownership Guidelines discussion below.

•
Encourage continued service.  As part of its market competitive pay package, Dow provides retirement benefits that increase in value the longer an employee continues his or her employment with the Company.

These principles have enabled the Company to deliver strong stockholder value over time, and have helped the Company develop and retain top executive talent.

Market Benchmarking

Dow benchmarks its executive compensation programs against those of a group of companies with which Dow competes for executive talent (the "Survey Group"). Twenty-one companies are currently included in the Survey Group. The Survey Group is periodically evaluated and updated to ensure that they remain relevant. The 21 companies, which are comparable in annual revenue (median of $37 billion) and market capitalization (median of $59 billion), are listed below:

3M Company	Honeywell International Inc.
Alcoa Inc.	IBM Corporation
The Boeing Company	Johnson & Johnson
Caterpillar, Inc.	Kraft Foods Inc.
Chevron Corporation	Motorola, Inc.
E. I. du Pont de Nemours and Company	PepsiCo, Inc.
Eli Lilly and Company	Pfizer Inc.
Emerson Electric Co.	PPG Industries, Inc.
Exxon Mobil Corporation	The Procter & Gamble Company
General Electric Company	United Technologies Corporation
Hewlett-Packard Company

Compensation for the NEOs and other executive officers is evaluated and set annually by the Compensation Committee based on the latest available data. Compensation by individual element and in total is targeted at the median compensation levels of the Survey Group for similar jobs. An individual executive's base salary, annual incentive and long-term incentives are established after considering the following factors:

•
The Company's performance against financial measures including earnings per share, earnings before interest and taxes, total stockholder return, economic profit, cash flow management and cost management discipline.

•
The Company's performance relative to goals approved by the Compensation Committee.

•
Individual performance versus personal performance goals and contributions to Company performance.

•
Compensation targets for specific job positions set at the median of the Survey Group.

•
Business climate, economic conditions and other factors.

In 2006, targeted compensation (base salary, annual incentive and long-term incentives) for the NEOs was, on average, +/-15% of the Survey Group median levels. Actual total compensation, based on Company and individual performance under Dow's incentive compensation plans, can be above or below target levels based on performance and results.

Market pay data for the Survey Group is gathered through compensation surveys conducted by the compensation consultant retained by Dow management, Towers Perrin. The CEO develops pay recommendations for Dow executive officers based on the market data, the Company's performance relative to goals approved by the Compensation Committee, individual performance versus personal goals and individual contributions to the Company's performance. The CEO receives assistance with compensation administration from Dow's Executive Compensation Department.

2007 DOW PROXY STATEMENT 15

The Compensation Committee reviews and approves all compensation elements for the executive officers, and sets the compensation of the CEO on receiving advice from the Compensation Committee's independent compensation consultant from Hewitt Associates. The consultant provides advice to the Compensation Committee after reviewing the Survey Group data, recommended changes to compensation levels, and general trends in executive compensation.

In addition to benchmarking compensation levels, Company management and the Compensation Committee also review tally sheets for the NEOs modeling all aspects of compensation (base salary, annual performance awards, long-term incentives, benefits and perquisites).

Compensation Elements

Presented below are the key characteristics of the primary elements of the NEO's compensation.

Compensation Element	Key Characteristics

Base Pay (Fixed)	•	Fixed component of pay based on an individual's skills, responsibilities, experience and performance.
	•	NEOs, as well as all other salaried employees, are eligible for annual increases based on performance, experience and/or changes in job responsibilities.

Annual Performance Award (Variable–"at risk")	•	Variable cash component of pay.
	•	Reward for achieving specified Company and individual goals.

Long-term Incentives (Variable–"at risk")	•	Variable equity component of pay.
	•	Reward for long-term stockholder value creation.
	•	The value realized by the awardee is based on increases in the price of Dow Common Stock.

Retirement Benefits	•	Pension value is based on years of Dow service and the employee's highest three years of pay.

Other Benefits (Health and welfare; severance)	•	NEOs are eligible to participate in benefits programs that are available to substantially all salaried employees which provide for basic life, health and security needs.

All compensation elements are cash-based, except for long-term incentives which are solely equity-based (and have a value related to the price of Dow Common Stock). Unless otherwise noted in the detailed discussion below, the NEOs participate in the same compensation programs and on comparable terms to other salaried employees.

Base Pay

Base salaries for targeted executives are benchmarked against similar jobs at other companies within the Survey Group. Actual salaries vary by individual and are based on sustained performance toward achievement of Dow's strategy and goals.

The Compensation Committee, in conjunction with the other independent Directors of the Board, evaluates the CEO's performance annually in light of established corporate and personal goals and objectives. Executive officer salary levels and adjustments are reviewed and approved by the Compensation Committee. Changes in base salary for the NEOs, as well as for all Dow employees, depend on projected salary changes in the external market for similar jobs, the individual's current salary compared to the market, and the employee's contributions to Dow's performance. Promotional increases may occur when new roles and/or responsibilities are assumed.

16 2007 DOW PROXY STATEMENT

Annual Performance Award

The Annual Performance Award for NEOs and all other salaried employees is based on performance results for the prior year. For 2006, there were two parts to the Annual Performance Award Program for NEOs, a Company component and an individual component:

•
Company component: Achievement of annual Company Economic Profit goals. This element comprises 75% of the total award. Economic Profit is an internal financial measure used by Dow management to track profitability while taking into account the cost of capital. It is defined as:

  Economic Profit equals Net Operating Profit after Tax minus Capital Charge (Net Operating Profit excludes one-time unusual items and the cumulative impact of changes in accounting principles. Capital Charge is total capital multiplied by the weighted average cost of capital).

•
Individual component: Attainment of individual goals linked to Dow's financial success. This element comprised 25% of the total award. NEO goals for 2006 centered on the Company's four strategic themes:

1.
Drive Financial Discipline and Low Cost-to-Serve

2.
Set the Standard for Sustainability

3.
Build a People-Centric Performance Culture

4.
Invest for Strategic Growth

Each NEO's goals are established at the beginning of each year and are reviewed and approved by the Compensation Committee.

Individual target award opportunities vary by job level and are based on the competitive annual bonus practices of the Survey Group. Actual Performance Award payouts are determined each February following completion of the plan year. Actual awards can range from 0% to 200% of the target award opportunity based on performance relative to goals as determined by the Compensation Committee. The dollar amounts of the 2006 target award opportunities are presented in the Grants of Plan-Based Awards table within this Proxy Statement.

The Compensation Committee has determined that the Company component of the award will not be paid to any employee in the event that the Company fails to report annual earnings greater than or equal to the dividend declared for the year. For the NEOs, an additional minimum performance goal of $700 million of net income, as defined in the 1994 Executive Performance Plan, must be met in order for any payout to occur. This is part of Dow's strategy for complying with Internal Revenue Code Section 162(m) (see Tax Deductibility of Compensation below for additional information about IRC 162(m)). The Compensation Committee has the ability to reduce (but not increase) an award earned under the Performance Award Program.

In 2006, Economic Profit and personal measures of performance resulted in payouts averaging 94% of the target award opportunity. The actual payouts to the NEOs for 2006 performance are shown in the Summary Compensation Table in the column labeled "Non-Equity Incentive Plan Compensation."

Long-Term Incentives

Each year the Company grants Long-Term Incentive awards ("LTIs") to leaders and other key employees throughout Dow who demonstrate high performance, as measured by management performance assessments. This compensation is designed to provide incentive to increase stockholder value over time. It also functions as a retention and reward tool. Consistent with Dow's approach for all elements of compensation, executive officer LTIs are targeted to be competitive with the market median of the Survey Group for comparable positions.

In 2006, the Company granted LTIs to the NEOs and other Dow leaders which included a mix of stock options, deferred stock and performance shares. These three equity awards are defined below. The size of the grant received by each executive officer depends on his or her job level and performance. All equity grants for NEOs are reviewed and approved by the Compensation Committee.

The three equity components of the LTIs are weighted as follows:

  1.
  Stock options: 50% of total LTI value granted

  2.
  Deferred stock: 25% of the total LTI value granted

  3.
  Performance shares: 25% of the total LTI value granted

2007 DOW PROXY STATEMENT 17

The Company believes this portfolio of equity offerings best achieves its objectives for the Long-Term Incentive program. LTI equity grants come from The Dow Chemical Company 1988 Award and Option Plan, Dow's omnibus stockholder-approved plan for equity awards to employees. Each award type is discussed below.

Stock Options

Stock options are granted in order to provide incentive for long-term creation of stockholder value. Stock options only have value to the extent the price of Dow Common Stock appreciates relative to the exercise price. The exercise price equals the average high and low stock price on the date of grant. Options vest in three equal annual installments and expire after 10 years. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

Option grants are approved by the Compensation Committee and administered by Dow's Human Resources Department. The annual stock option grant date for all employees (including the NEOs) is traditionally the Friday following the Compensation Committee's February meeting (which is held on the second Wednesday of February each year). The 2006 grant date was set in advance as March 1, 2006 by the Compensation Committee in order to allow a reasonable amount of time for market reaction to a Dow Common Stock dividend increase announcement. This announcement was made on February 9, 2006. The 2007 stock option grant date was February 16, 2007, the traditional Friday following the Compensation Committee meeting.

Dow calculates the accounting cost of equity-based long-term incentive awards under SFAS No. 123 ("SFAS 123R"), Share Based Payment. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with the SEC regulations, the 2006 compensation expense associated with any outstanding equity grants for the NEOs is presented in the Summary Compensation Table.

Total outstanding unexercised stock option grants are shown in the Outstanding Equity Awards at Fiscal Year-End table. The ultimate value to the employee is determined at the time of exercise. Stock option exercises are taxed at the applicable income tax rates, and the Company receives a corresponding tax deduction.

Deferred Stock

Deferred stock, the second element of LTI compensation, is granted as part of the overall compensation package in order to help the Company retain its NEOs and other key employees. Deferred stock grants vest after five years. Holders of outstanding deferred stock receive quarterly dividend equivalents (equal to the dividends paid on equivalent shares of Dow Common Stock), paid in cash.

The grant date for deferred stock is the same grant date as for stock options. The compensation expense associated with any outstanding unvested deferred stock grants to the NEOs is presented in the Summary Compensation Table under the "Stock Awards" column. The grant date accounting fair value equals the stock price on the grant date (average of the high and low price), and is fixed over the duration the grants are outstanding. The amount expensed over the vesting period equals the grant date value multiplied by the number of shares earned and awarded to participants.

Upon vesting and delivery, the awardees are taxed at applicable income tax rates and the Company receives a corresponding tax deduction (subject to limitations on the tax deductibility of pay). See Tax Deductibility of Compensation below for additional information about IRC 162(m).

Total outstanding unvested deferred stock grants are shown in the Outstanding Equity Awards at Fiscal Year-End table.

Performance Shares

Performance shares, the third element of LTI compensation, are granted to motivate employees and to reward the achievement of specified financial or market goals. Performance shares are deferred stock that is earned only if the Company's performance over a three-year period exceeds pre-established goals. The 2006 performance shares can be earned based on Dow's 2006-2008 Total Stockholder Return ("TSR") relative to a peer group's TSR for the same period and can range from 0% to 200% of the target award amount. TSR is the measure of value (profit) returned to investors

18 2007 DOW PROXY STATEMENT

in a given period. TSR is defined as stock price appreciation plus dividends on a reinvested basis. The companies comprising the peer group are:

Air Products & Chemicals, Inc.	Lyondell Chemical Company
BASF AG	Monsanto Company
E. I. du Pont de Nemours and Company	Nova Chemicals Corporation
Eastman Chemical Company	PPG Industries, Inc.
Ecolab Inc.	Praxair, Inc.
Hercules Incorporated	Rohm & Haas Co.
International Flavors and Fragrances Inc.	Sigma-Aldrich Corporation

Half of earned performance shares are delivered in the year following the performance period, and the other half are delivered the following year (if the 2006-2008 performance goals are met, the 2006 grant will be delivered half in 2009 and half in 2010). The Compensation Committee has the ability to reduce (but not increase) an award earned under the performance share program. Earned performance shares accrue dividend equivalents (equal to the dividends paid on equivalent shares of Dow Common Stock) which are paid at the time the shares are delivered.

To achieve a target payout, Dow's TSR must equal or exceed the peer group's TSR for the same period. The chart below illustrates the minimum and maximum potential payouts of the program:

Dow Chemical
Total Shareholder Return Chart

The grant date for performance shares is the same grant date as for stock options and deferred stock. The compensation expense associated with any outstanding and unvested performance share stock grants is presented in the Summary Compensation Table as part of the "Stock Awards" column. The grant date accounting fair value equals the price of Dow Common Stock at the grant date adjusted for the probability of achieving the relative total stockholder return goals. This value is fixed over the duration the grants are outstanding.

Upon vesting and delivery of performance shares, the awardees are taxed at applicable income tax rates and the Company receives a corresponding tax deduction. See Tax Deductibility of Compensation for additional information about IRC 162(m). The total number of outstanding performance shares are shown in the Outstanding Equity Awards at Fiscal Year-End table.

Shares Earned in 2006

The 2001 performance share program was a five year program with performance measured by two metrics; sales volume growth, and economic profit spread. Economic profit spread is the amount by which earnings exceeded Dow's cost of capital over the performance period. The two metrics of the 2001 program achieved 34% of the target award amount. Half of the performance shares were delivered in April 2006 and the remaining half will be delivered in April 2007.

There was also a payout of performance shares in 2006 from a special, one time, 2004 Management Cash Flow grant program established to focus employee attention on Company cash flow–a critical issue when the program was implemented. Payout of this performance share grant was contingent on improved Company cash flow over a two-year performance period ending in December 2005. Management cash flow as a goal reinforced several key elements of the 2004 strategy of increasing financial flexibility and reducing debt. The resulting payout was 200% of the target amount. Half of the performance shares were delivered in April 2006 and the remaining half will be delivered in April 2007.

These performance share deliveries are shown in the Option Exercises and Stock Vested table.

2007 DOW PROXY STATEMENT 19

Compensation and Awards made by the Compensation Committee

Based on the foregoing, the Compensation Committee approved the following compensation and awards for the NEOs in 2006.

Name	2006 Base Salary ($)	2006 Performance Award ($)	2006 Stock Awards ($)	2006 Options ($)	2006 Total ($)

Andrew Liveris	1,500,000	2,207,250	4,024,651	4,124,000	11,855,901

Geoffery Merszei	752,640	739,000	1,318,476	1,390,304	4,200,420

Michael Gambrell	660,336	648,000	1,318,476	1,390,304	4,017,116

Romeo Kreinberg	710,000	697,000	1,318,476	1,390,304	4,115,780

David Kepler II	522,120	427,000	791,246	834,182	2,574,548

Luciano Respini	784,498	313,244	617,382	650,664	2,365,788

Base salary amounts presented above differ from the amounts disclosed in the Summary Compensation Table because increases in base salary become effective in March. Therefore, the amounts reported in the Summary Compensation Table reflect two months at 2005 base salary rate and ten months at 2006 salary rate.

As shown in the following table, the values for the 2006 actual stock awards and options differ from the values disclosed in the Summary Compensation Table for the same awards due to different requirements.

	(a)	(b)		(c)	(d)

Name	2006 Stock Award (Actual Grant) ($)	Value of Stock Awards shown in the Summary Compensation Table ($)	Difference column (b) minus column (a) ($)	2006 Options (Actual Grant) ($)	Value of Stock Options shown in the Summary Compensation Table ($)	Difference column (d) minus column (c) ($)

Andrew Liveris	4,024,651	7,811,118	3,786,467	4,124,000	5,117,892	993,892

Geoffery Merszei	1,318,476	2,316,950	998,474	1,390,304	2,283,034	892,730

Michael Gambrell	1,318,476	2,308,827	990,351	1,390,304	1,669,497	279,193

Romeo Kreinberg	1,318,476	3,211,234	1,892,758	1,390,304	1,829,116	438,812

David Kepler II	791,246	2,144,940	1,353,694	834,182	1,134,127	299,945

Luciano Respini	617,382	2,358,301	1,740,919	650,664	1,011,171	360,507

The differences are attributable to the fact that the Summary Compensation Table was prepared in accordance with Securities and Exchange Commission regulations issued in December 2006. These rules require the disclosure of the value of the equity award based principally on the treatment of the accounting expense in the income statement of the employer under the applicable accounting rule, SFAS 123R. The amounts shown in columns (a) and (c) reflect the value of the actual awards granted in 2006. The amounts shown in columns (b) and (d) reflect the 2006 expense taken for grants made in 2006 as well as grants made in 2005, 2004, 2003 and 2002, which were previously reported and are not fully vested. Accordingly, the amounts shown in the Summary Compensation Table includes the amortization charges for prior year awards.

Retirement Benefits

The Company and its foreign subsidiaries provide retirement benefits in many countries. A variety of programs are offered around the world, many of which supplement government mandated programs in certain countries. Where a defined benefit plan is offered, the retirement benefit is calculated using a formula based on years of service as an employee and pensionable salary, and is typically coordinated with the local social security programs. Pensionable salary may include a combination of base pay, variable pay, and offsets, depending on the local competitive environment. Some foreign subsidiaries require employee contributions as a condition of participation. Consistent with the program design, the estimated lump sum value of the NEOs' retirement benefits generally grows annually with each additional year of service and increased pay.

The Company provides the Dow Employees' Pension Plan (the "DEPP"), commonly known as a Pension Equity Plan, for employees on its U.S. payroll and for employees of some of its wholly owned U.S. subsidiaries. Upon retirement, a participant receives an annual pension from the DEPP subject to a statutory limitation. The benefit is paid in the form of

20 2007 DOW PROXY STATEMENT

a monthly annuity and is calculated based on the sum of the employee's yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals. Basic accruals equal the employee's highest average credited compensation for any three consecutive years ("HC3A") multiplied by a percentage ranging from 4% to 18% dependent on the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned.

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest (currently at 8% per year). This benefit is known as the DEPP formula benefit.

Certain U.S. plan participants who were hired prior to January 1996 may have a greater benefit calculated under the previous 1.6 formula which was frozen as of December 31, 2005. This benefit is equal to 1.6% of the employee's HC3A as of December 31, 2005, multiplied by the employee's years of credited service as of December 31, 2005, using full credited service up to 35 years, and half of the years of credited service in excess of 35 years. No actuarial reductions are taken if the employee is at least age 50 and has combined age and years of service equal to 85 or greater. This formula also contains a provision for an offset of the employee's estimated primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986. Employees may receive either the DEPP formula benefit or the 1.6 formula benefit.

Since the U.S. Internal Revenue Code limits the benefits that would otherwise be provided by the DEPP, the Board of Directors adopted the Executives' Supplemental Retirement Plan ("ESRP") in 1992 to provide certain management employees who participate in the DEPP with supplemental benefits. The benefits are calculated under the same formulas as the DEPP formula or the 1.6 formula described above.

Messrs. Liveris, Merszei, Gambrell and Kepler participate in DEPP and ESRP.

Messrs. Gambrell and Kepler elected at the time the Key Employee Insurance Program ("KEIP") was introduced, to have their ESRP benefit secured by KEIP. KEIP is a life insurance program that secured benefits otherwise available under ESRP that was offered to certain management employees as an alternative to the ESRP. Dow has not offered KEIP to employees since 1999 and there have been no new enrollees since that time. The Company has no plans to reinstate this program for new participants.

Mr. Kreinberg participates in the Dow Deutschland GmbH & Co. OHG Betriebliche Versorgungsregelung ("German Pension Plan" or "BVR"). The BVR pays an annuity at age 65 based on 0.5% of pensionable salary up to the German Social Security contribution ceiling multiplied by years of service plus 1.5% of pensionable salary in excess of the German Social Security contribution ceiling multiplied by years of service. Pensionable salary is calculated using the highest three years of base pay only. Actuarial reductions are taken if the employee retires before age 65.

Mr. Respini is a member of the Dow Personalvorsorgestiftung Schweiz ("Swiss Plan"). The Swiss Plan benefit provides 1.67% of the employee's highest three years' pensionable pay multiplied by the years of credited pension service. Pensionable pay for the Swiss plan is calculated using base pay only and is reduced by a Social Security coordination factor and is subject to a statutory maximum. The benefit is paid as a monthly annuity; actuarial reductions are taken if the employee retires after age 55 or before age 60 and does not have at least 85 age and service points.

401(k) and Elective Deferral Plan

The Company provides all U.S. salaried employees the opportunity to participate in a 401(k) plan (The Dow Chemical Company Employees' Savings Plan). Under the 401(k) plan, for salaried employees who contribute 6% of annual salary, Dow provides a matching contribution of 3% and an additional automatic ESOP contribution of 1% of salary. The NEOs participate in the 401(k) plan on the same terms as other eligible employees.

In order to further assist certain U.S. salaried employees in saving for retirement, Dow provides an Elective Deferral Plan. This Plan allows participants to voluntarily defer the receipt of salary (maximum deferral of 50%) and earned annual performance awards (maximum deferral of 85%). At the current time, 839 employees participate in the Elective Deferral Program. Details about the Elective Deferral Plan and accumulated balances are presented in the "Nonqualified Deferred Compensation" section.

Each Participant who elects to make deferrals of eligible compensation to the Elective Deferral Plan will receive a matching contribution using the same formula authorized for salaried participants under the 401(k) plan for employer

2007 DOW PROXY STATEMENT 21

matching contributions. The current formula provides for a 50% matching contribution on the first 6% of base pay that is deferred. For purposes of calculating the match under the Elective Deferral Plan, the Company will assume each Participant is contributing the maximum allowable amount to the 401(k) plan and receiving a match thereon. The assumed match from the 401(k) plan will be offset from the matching contribution calculated under the Elective Deferral Plan. The sum of the Matching Contribution under the Elective Deferral Plan plus the employer matching contributions under the 401(k) plan may not exceed $15,000 per year.

The NEOs' accumulated balances primarily represent voluntary deferrals of earned compensation, not matching contributions by the Company.

Other Benefits

Executive Perquisites

As part of a comprehensive executive compensation program, the Company provides the NEOs and other selected executives the following perquisites:

•
Company car (only Messrs. Liveris, Gambrell, Kreinberg and Merszei).

•
Financial planning support (the greater of 3% of annual salary or $5,000).

•
Executive physical exam.

•
Personal use of corporate aircraft. The CEO is the only employee permitted to use corporate aircraft for personal use, and is required to do so by the Board of Directors for security and immediate availability reasons.

•
Executive Excess Umbrella Liability Insurance.

•
Home security alarm system (provided to the NEOs in the form of home security for special coverage at specific times and/or events).

The Compensation Committee annually reviews the perquisites provided to executive officers as part of their overall review of executive compensation. The Compensation Committee has determined the perquisites to be within the appropriate range of competitive compensation practices. Details about the NEO's perquisites, including the 2006 cost to the Company, are shown in the Summary Compensation Table under the "All Other Compensation" column and the accompanying narrative.

New Hire Employment Offer Agreements

Mr. Merszei was hired in July 2005. As part of his employment offer agreement, he is entitled to $1,600,000 (less applicable taxes) which he was scheduled to receive under incentive plans of his previous employer that were forfeited as he joined Dow. This amount is payable in three equal installments on the first, second and third anniversaries of his hire date (receipt of these amounts is contingent on his remaining a Dow employee). Further details regarding Mr. Merszei's employment agreement can be found on page 35 of Dow's 2006 Proxy Statement.

Executive Stock Ownership Guidelines

Dow has had minimum stock ownership guidelines for its NEOs and other senior executives since 1998. The guidelines are stated as a fixed number of shares of Dow Common Stock, which increase with job level and are reviewed periodically to ensure relevance. The executives are given four years to achieve the initial ownership guideline for their job level following promotion to that level. They are given one additional year to achieve compliance with a higher level guideline on being promoted to that level.

For purposes of these guidelines, stock ownership includes Dow Common Stock beneficially owned (including stock owned by immediate family members), deferred stock not yet delivered, and stock held beneficially through the Company's 401(k) plan, and phantom stock (an account that tracks the market value of Dow Common Stock) under the Elective Deferral Plan. Performance share grants are not counted for this purpose.

22 2007 DOW PROXY STATEMENT

The following chart shows the stock ownership guidelines and respective holdings of the NEOs.

Executive	Compliance Date	Ownership Guideline	Holdings (as of 12/31/06)	Difference

Andrew Liveris	12/1/2008	180,000	214,874	34,874

Geoffery Merszei	8/1/2009	70,000	69,109	(891)

Romeo Kreinberg	12/1/2007	70,000	125,239	55,239

Michael Gambrell	10/1/2011	70,000	87,677	17,677

David Kepler II	12/1/2008	60,000	82,754	22,754

Luciano Respini	Not applicable (retired in October 2006)

The NEOs and other senior executives have traditionally achieved their ownership guideline by their compliance date.

Change-in-Control and Severance Arrangements

The Company does not have separate change-in-control (including any excise tax gross-up provisions) or severance arrangements with any of its executives. In the event of a termination following a change in control or by the Company (not for cause), U.S.-based NEOs (Messrs. Liveris, Gambrell, Kepler and Merszei) are eligible to receive the same termination-related payments as other salaried employees under the U.S. Severance Plan ("USSP"). Severance payments under the USSP are equal to two weeks of base pay for every year of service. U.S.-based NEOs are also eligible for the Executive Severance Supplemental ("ESS") Plan which is designed to recognize competitive realities in the marketplace regarding severance of employment at the executive level. Severance payments under ESS are equal to six months of base salary.

Mr. Kreinberg is a German-based employee and is eligible to receive the same termination-related payments as other salaried employees under the German Severance Guideline of Dow Deutschland OHG and in compliance with legal regulations. Severance payments are equal to one month's salary for each year of service, not to exceed 24 months.

Mr. Respini was a Swiss-based employee and was eligible to receive the same termination-related payments as other salaried employees under the Swiss Dow Europe GmbH Severance Plan. Severance payments under the Swiss Severance Plan are equal to 0.75 month's base salary for each year of service, not to exceed 18 months.

In the event of a change in control, outstanding long-term incentive grants would be impacted as follows:

•
Stock options: no impact to the vesting schedule.

•
Deferred stock: outstanding grants would vest immediately.

•
Performance shares: outstanding grants would fully vest based on performance as of the date of the change in control.

In accordance with Internal Revenue Code Section 409A, NEOs must wait six months before receiving compensation in the event of a change in control.

The Company believes that the vesting provisions described above for deferred stock and performance shares following a change in control appropriately allow executives to share in the value created for all stockholders.

For Dow's long-term incentive grants, a change-in-control is defined as follows:

•
Any single entity obtains Company securities representing 20% or more of the combined voting power of the Company's outstanding voting securities.

•
During any consecutive two-year period, a majority of the members of the Board has been nominated by entities other than the sitting Directors.

If an employee engages in unfair competition during the term of a long-term incentive grant award, the award will terminate effective on the date in which the employee enters into unfair competition.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

2007 DOW PROXY STATEMENT 23

The Company considers the impact of this rule when developing and implementing the performance award, stock option and performance share programs (described above) which are designed to meet the deductibility requirements. Stockholders have approved the material terms of awards to the covered executives under these programs.

The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must be deductible under Section 162(m). Amounts paid under the compensation program, including salary and grants of deferred stock (restricted stock and restricted stock units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

COMPENSATION TABLES AND NARRATIVES

The following table displays the total compensation earned by the NEOs in 2006. The amounts shown in the stock and option awards columns in the table below reflect the expense reported for grants made in 2006 and for grants made in 2005, 2004, 2003, and 2002, which have been previously reported.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (a)	Option Awards ($) (a) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)		All Other Compensation ($) (d)	Total ($)

Andrew Liveris, CEO & Chairman	2006	1,433,333	—		7,811,118	5,117,892	2,207,250	119,916	(e)	132,033	16,821,542

Geoffery Merszei, CFO & Exec. VP	2006	746,902	533,334	(f)	2,316,950	2,283,034	739,000	450,804		152,467	7,222,491

Michael Gambrell, Exec. VP	2006	648,220	—		2,308,827	1,669,497	648,000	102,912	(g)	129,569	5,507,025

Romeo Kreinberg, Exec. VP	2006	700,520	—		3,211,234	1,829,116	697,000	801,029		509,551	7,748,450

David Kepler II, Sr. VP	2006	511,128	—		2,144,940	1,134,127	427,000	50,716	(h)	21,484	4,289,395

Luciano Respini, Retired Corp VP (i)	2006	622,585	—		2,358,301	1,011,171	313,244	747,237	(j)	1,163,597	6,216,135

(a)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R for awards pursuant to the Company's Award and Option Plans and may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these programs are included in footnote N of the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2007. Assumptions used in the calculation of these programs related to grants awarded prior to 2004, are included in footnote O of the Company's audited financial statements for the fiscal year ended December 31, 2004 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2005.

(b)
Dow's SFAS 123R valuation uses the widely accepted lattice-binomial model which calculated an option value of $10.31 (grant date of March 1, 2006) for options granted to all NEOs. The exercise price is the average of the high and low Dow stock price on date of grant. This was $43.675 for all NEOs.

(c)
Details related to Non-Stock Incentive Plan Compensation values can be found in the Grants of Plan-Based Awards Table and corresponding narrative.

(d)
Details related to all other compensation can be found in the table titled "All Other Compensation".

(e)
Change in nonqualified compensation earnings portion is $2,950, the remaining is the change in pension value.

(f)
In order to replace forfeited incentive compensation that Mr. Merszei would have received from his previous employer, Mr. Merszei was granted new hire cash bonus payment of $533,334 in 2006. Mr. Merszei will receive $533,333 in both 2007 and 2008 as part of this agreement.

(g)
Change in nonqualified compensation earnings portion is $97, the remaining is the change in pension value.

(h)
Change in nonqualified compensation earnings portion is $567, the remaining is the change in pension value.

(i)
Mr. Respini was paid in Swiss francs. Amounts were converted to U.S. dollars using the Company's average monthly internal exchange rate.

(j)
Change in pension value in 2006 through Mr. Respini's retirement date of October 31, 2006.

The table below details the compensation information found in the Summary Compensation Table under the "All Other Compensation" Column.

24 2007 DOW PROXY STATEMENT

ALL OTHER COMPENSATION

	Relocation ($)		Prior Year Tax Adjustment ($)		Personal Excess Liability Insurance ($)	Life Insurance ($) (a)	Aviation ($)		Defined Contribution Company Match ($)	Swiss Social Security Bridge Payment ($)		Financial Planning ($)	Other Perquisites ($) (b)	Total ($)

Andrew Liveris	—		—		1,025	2,676	71,500	(c)	8,800	—		39,445	8,587	132,033

Geoffery Merszei	114,871	(d)	—		1,025	—	—		8,800	—		19,394	8,377	152,467

Michael Gambrell	—		—		1,025	99,525	—		8,800	—		10,996	9,223	129,569

Romeo Kreinberg	—		495,444	(e)	1,025	—	—		—	—		3,084	9,998	509,551

David Kepler II	—		—		1,025	956	—		8,800	—		9,511	1,192	21,484

Luciano Respini (f)	3,246		632,817	(e)	1,025	—	—		—	526,009	(g)	—	500	1,163,597

(a)
Compensation Committee approved reimbursement for unanticipated tax liability resulting from The Dow Chemical Company Key Employee Insurance Program ("KEIP") and the Company's termination of the Executive Split Dollar Life Insurance Plan.

(b)
Includes actual cost of home security and market value of car lease.

(c)
Mr. Liveris is required by the Board of Directors to utilize Company aircraft for personal use for the purposes of security and immediate availability. Incremental cost to the Company of personal use of Company aircraft is calculated based on the variable operating costs to the Company, including fuel, landing, catering, handling, aircraft maintenance, and pilot travel costs. Fixed costs, which do not change based on usage such as pilot salaries or depreciation of the Company aircraft and maintenance costs not related to personal trips, are excluded.

(d)
Payments associated with Mr. Merszei's move to Dow as a rehire in 2005.

(e)
Reimbursement for tax obligations resulting from previous expatriate status.

(f)
Mr. Respini was paid in Swiss francs. Amounts converted to U.S. dollars using the Company's average monthly exchange rate.

(g)
Mr. Respini received a lump sum payment equal to the present value of his Swiss Social Security benefit from time of retirement from Dow until age 65, which is the date he can begin collecting Swiss Social Security.

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity incentive plan awards.

GRANTS OF PLAN-BASED AWARDS TABLE

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (a)	All Other Option Awards: Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)		Grant Date Fair Value of Stock and Option Awards

													Date of Action by the Compensatio Committee
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Threshold (#)	Target (#)	Maximum (#)

Andrew Liveris	1/1/2006	0	2,025,000	4,050,000	3/1/2006	0	50,000	100,000	50,000	400,000	43.68	43.96	2/9/2006	8,148,651

Geoffery Merszei	1/1/2006	0	677,376	1,354,752	3/1/2006	0	16,380	32,760	16,380	134,850	43.68	43.96	2/9/2006	2,708,779

Michael Gambrell	1/1/2006	0	594,302	1,188,604	3/1/2006	0	16,380	32,760	16,380	134,850	43.68	43.96	2/9/2006	2,708,779

Romeo Kreinberg	1/1/2006	0	639,036	1,278,072	3/1/2006	0	16,380	32,760	16,380	134,850	43.68	43.96	2/9/2006	2,708,779

David Kepler II	1/1/2006	0	391,590	783,180	3/1/2006	0	9,830	19,660	9,830	80,910	43.68	43.96	2/9/2006	1,625,429

Luciano Respini	1/1/2006	0	439,319	878,638	3/1/2006	0	7,670	15,340	7,670	63,110	43.68	43.96	2/9/2006	1,268,046

(a)
Deferred stock will vest on March 1, 2011. Holders of outstanding deferred stock receive quarterly dividend equivalents (equal to the dividends paid on equivalent shares of Dow stock), paid in cash.

Additional Material Factors related to the Grants of Plan-Based Awards Table

Performance Related Compensation

Annual Performance Award

The Annual Performance Award for NEOs and all other salaried employees, links awards to performance results for the prior year. For 2006, there were two parts to the program, a Company component and an individual component:

•
Achievement of annual Company Economic Profit goals. This element comprises 75% of the total award. Economic Profit is an internal financial measure used by Dow management to track profitability while taking into account the cost of capital expenditures. It is defined as the following:

  Economic Profit equals Net Operating Profit after Tax minus Capital Charge (Net Operating Profit excludes one-time unusual items and cumulative impact of changes in accounting principles; Capital Charge is total capital multiplied by the weighted average cost of capital).

•
Attainment of individual goals linked to Dow's financial success. This element comprises 25% of the total award. NEO goals for 2006 are tied to the Company's four strategic themes:

1.
Drive Financial Discipline and Low Cost-to-Serve

2.
Set the Standard for Sustainability

3.
Build a People-Centric Performance Culture

4.
Invest for Strategic Growth

2007 DOW PROXY STATEMENT 25

Each NEO's goals are established at the beginning of each year and are reviewed and approved by the Compensation Committee.

Individual target award opportunities vary by job level and are based on the competitive annual bonus practices of the Survey Group. Actual Performance Award payouts are determined in February following the completion of the plan year. Actual awards can range from 0% to 200% of the target award opportunity based on performance relative to goals as determined by the Compensation Committee. The dollar amounts of the 2006 target award opportunities are presented in the Grants of Plan-Based Awards Table.

The Compensation Committee has determined that the Company component of the award will not be paid to any employee in the event that the Company fails to report 2006 earnings greater than or equal to the dividend declared for 2006. For the NEOs, an additional minimum performance goal of $700 million of net income as defined in the 1994 Executive Performance Plan must be met in order for any payout to occur. This is part of Dow's strategy for complying with Internal Revenue Code 162(m) (see Tax Deductibility of Compensation in the CD&A for additional information about IRC 162(m)). The Compensation Committee has the ability to reduce (but not increase) an award earned under the Performance Award Program.

In 2006, Economic Profit and personal measures of performance resulted in payouts averaging 94%. The actual payouts for 2006 performance are shown in the Summary Compensation Table, in the column labeled "Non-Equity Incentive Plan Compensation."

Performance Shares

Performance shares are granted to motivate employees and reward the achievement of specified financial or market objectives. Performance shares are deferred stock that is earned only if the Company's performance over a three-year period exceeds pre-established goals. The 2006 performance shares can be earned based on Dow's 2006-2008 total stockholder return relative to a peer group's TSR performance for the same period and can range from 0% to 200% of the target award amount. TSR is the measure of value (profit) returned to investors in a given year. TSR is defined as the stock price appreciation plus dividends on a reinvested basis.

Half of earned performance shares are delivered in the year following the performance period and the other half in the subsequent year (half in 2009 and half in 2010 for the 2006 grant). The Compensation Committee has the ability to reduce (but not increase) an award earned under the performance share plan. Earned performance shares accrue dividend equivalents (equal to the dividends paid on equivalent shares of Dow Common Stock) which are paid at the time that the shares are delivered.

To achieve a target payout, Dow's TSR must be equal to the peer group's TSR for the same period. The chart below illustrates the minimum and maximum payouts of the program:

Dow Chemical
Total Shareholder Return Chart

The grant date accounting fair value of the 2006 performance share grants (at targeted performance) is presented in the Grants of Plan-Based Awards Table as part of the "Grant Date Fair Value" column. The grant date accounting fair value equals the stock price at date of grant adjusted for the probability of achieving the relative TSR goals. This value is fixed over the duration the grants are outstanding.

Please see the Compensation Discussion and Analysis section for more information related to executive incentive compensation.

The following table provides the outstanding equity grants for each NEO at December 31, 2006. The table includes outstanding equity grants from past years, as well as current year equity grants, which are presented on the last row for each NEO.

26 2007 DOW PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Deferred Shares		Performance Shares

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (b) (d)

Andrew Liveris (e)	2/16/2000	66,000	—	36.02	2/16/2010	n/a	n/a	n/a	n/a

	3/2/2001	31,700	—	33.94	3/2/2011	n/a	n/a	5,389	215,021

	2/15/2002	38,300	—	30.43	2/15/2012	n/a	n/a	38,300	1,528,170

	2/14/2003	62,500	—	27.40	2/14/2013	n/a	n/a	31,250	1,246,875

	2/13/2004	60,000	30,000	43.49	2/13/2014	30,000	1,197,000	45,000	1,795,500

	5/24/2004	n/a	n/a	n/a	n/a	n/a	n/a	31,950	1,274,805

	2/18/2005	60,000	120,000	53.53	2/18/2015	55,000	2,194,500	75,000	2,992,500

	3/1/2006	—	400,000	43.68	3/1/2016	50,000	1,995,000	50,000	1,995,000

Geoffery Merszei	7/1/2005	103,779	207,561	44.74	7/1/2015	16,580	661,542	24,860	991,914

	7/1/2005	n/a	n/a	n/a	n/a	30,000	1,197,000	n/a	n/a

	3/1/2006	—	134,850	43.68	3/1/2016	16,380	653,562	16,380	653,562

Michael Gambrell (e)	2/16/2000	39,000	—	36.02	2/16/2010	n/a	n/a	n/a	n/a

	3/2/2001	13,300	—	33.94	3/2/2011	n/a	n/a	2,261	90,214

	2/15/2002	13,300	—	30.43	2/15/2012	n/a	n/a	13,300	530,670

	2/14/2003	21,000	—	27.40	2/14/2013	n/a	n/a	10,500	418,950

	2/13/2004	22,226	11,114	43.49	2/13/2014	11,120	443,688	16,670	665,133

	5/24/2004	n/a	n/a	n/a	n/a	n/a	n/a	11,450	456,855

	2/18/2005	13,890	27,780	53.53	2/18/2015	10,940	436,506	16,420	655,158

	3/1/2006	—	134,850	43.68	3/1/2016	16,380	653,562	16,380	653,562

Romeo Kreinberg (e)	2/16/1999	34,500	—	31.10	2/16/2009	n/a	n/a	n/a	n/a

	2/16/2000	75,000	—	36.02	2/16/2010	n/a	n/a	n/a	n/a

	3/2/2001	31,700	—	33.94	3/2/2011	n/a	n/a	5,389	215,021

	2/15/2002	12,234	—	30.43	2/15/2012	n/a	n/a	36,700	1,464,330

	2/14/2003	62,500	—	27.40	2/14/2013	n/a	n/a	31,250	1,246,875

	2/13/2004	36,666	18,334	43.49	2/13/2014	18,340	731,766	27,500	1,097,250

	5/24/2004	n/a	n/a	n/a	n/a	n/a	n/a	26,400	1,053,360

	2/18/2005	20,000	40,000	53.53	2/18/2015	15,720	627,228	23,580	940,842

	3/1/2006	—	134,850	43.68	3/1/2016	16,380	653,562	16,380	653,562

David Kepler II (e)	2/27/1998	8,700	—	30.52	2/27/2008	n/a	n/a	n/a	n/a

	2/16/1999	19,500	—	31.10	2/16/2009	n/a	n/a	n/a	n/a

	2/16/2000	48,000	—	36.02	2/16/2010	n/a	n/a	n/a	n/a

	3/2/2001	21,700	—	33.94	3/2/2011	n/a	n/a	3,689	147,191

	2/15/2002	27,500	—	30.43	2/15/2012	n/a	n/a	27,500	1,097,250

	2/14/2003	46,250	—	27.40	2/14/2013	n/a	n/a	23,125	922,688

	2/13/2004	24,446	12,224	43.49	2/13/2014	12,230	487,977	18,340	731,766

	5/24/2004	n/a	n/a	n/a	n/a	n/a	n/a	15,650	624,435

	2/18/2005	13,890	27,780	53.53	2/18/2015	10,940	436,506	16,400	654,360

	3/1/2006	—	80,910	43.68	3/1/2016	9,830	392,217	9,830	392,217

2007 DOW PROXY STATEMENT 27

Luciano Respini (e)	2/27/1998	17,100	—	30.52	2/27/2008	n/a	n/a	n/a	n/a

	2/16/1999	28,500	—	31.10	2/16/2009	n/a	n/a	n/a	n/a

	2/16/2000	66,000	—	36.02	2/16/2010	n/a	n/a	n/a	n/a

	3/2/2001	25,000	—	33.94	3/2/2011	n/a	n/a	4,250	169,575

	2/15/2002	27,500	—	30.43	11/1/2011	n/a	n/a	26,125	1,042,388

	2/14/2003	15,000	—	27.40	11/1/2011	n/a	n/a	20,250	807,975

	2/13/2004	22,226	11,114	43.49	11/1/2011	9,452	377,135	14,170	565,383

	5/24/2004	n/a	n/a	n/a	n/a	n/a	n/a	11,450	456,855

	2/18/2005	13,890	27,780	53.53	11/1/2011	8,752	349,205	13,120	523,488

	3/1/2005	n/a	n/a	n/a	n/a	4,129	164,747	n/a	n/a

	3/1/2006	—	52,590	43.68	11/1/2011	4,794	191,281	4,794	191,281

(a)
Options shown as unexercisable in whole or in part vest as to one-third of the shares subject to the grant on each of the first, second and third anniversaries of the date of the grant shown in this table.

(b)
Market values based on the 12/31/06 closing stock price: $39.90

(c)
Deferred shares granted 2/13/2004, 2/18/2005 and 3/1/2006 vest and are delivered five years following the grant date. Mr. Merszei's grant of 16,580 deferred shares on 7/1/2005 will vest on 7/1/2010 and his grant of 30,000 deferred shares granted on 7/1/2005 will vest on 8/29/2008. Mr. Respini's grant of 4,129 deferred shares granted on 3/1/2005 will vest on 1/31/2008.

(d)
Performance shares granted on 3/2/2001 and 5/4/2004 will vest 4/16/2007. Performance Shares granted 2/15/2002, 2/14/2003, 2/13/2004, 2/18/2005 and 3/1/2006 vest according the following schedule: Half of the shares will vest and be delivered April 16 or 17 of the year following the end of the performance period. The remaining half of the shares will vest and be delivered April 16 or 17 of the second year following the end of the performance period. Mr. Merszei's grant of 24,860 performance shares granted 7/1/2005 will vest as follows: Half of the shares will vest and be delivered on 4/17/2008 and the remaining half will vest and be delivered on 4/17/2009.

(e)
In addition to the equity grants described above, Mr. Liveris, Mr. Gambrell, Mr. Kreinberg, Mr. Kepler, and Mr. Respini received dividend unit grants on 3/9/1988 of 846 ($7,931 value of future payout), 1,125 ($10,547), 563 ($5,278), 846 ($7,931), and 3,938 ($36,919) respectively which provide a cash grant equivalent to dividends on Dow Common Stock. These grants will expire 3/9/2013. Mr. Respini has an additional dividend unit payment from 6/13/1984 with a future value of $13,230. The value of future payouts is based on the current dividend rate ($0.375/share/quarter).

The following table provides information on stock awards that vested in 2006 and does not represent earned compensation in 2006. Instead, the figures correspond to compensation previously earned and reported.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Andrew Liveris	n/a	n/a	67,339	2,785,237	(a)

Geoffery Merszei	n/a	n/a	n/a	n/a

Michael Gambrell	n/a	n/a	23,711	979,081	(a)

Romeo Kreinberg	n/a	n/a	56,789	2,348,001	(a)

David Kepler II	n/a	n/a	44,339	1,849,192	(a)

Luciano Respini	30,000	453,698	15,700	629,021	(b)

(a)
Based on Performance Share releases from a March 2, 2001 and a May 24, 2004 grant and a deferred stock release from a March 14, 2003 grant.

(b)
Based on Performance Share releases from a March 2, 2001 and a May 24, 2004 grant.

28 2007 DOW PROXY STATEMENT

The Pension Benefits table below provides the actuarial present value of each NEO's total accumulated benefit at December 31, 2006.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	2006 Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year

Andrew Liveris	Dow Employees' Pension Plan	11.1	586,119	—

	Dow Executives' Supplemental Retirement Plan (a)	31	8,061,097	—

	Total	31	8,647,216	—

Geoffery Merszei	Dow Employees' Pension Plan	1.6	105,629	—

	Dow Executives' Supplemental Retirement Plan (b)	29.0	3,872,038	—

	Total	29.0	3,977,667	—

Michael Gambrell	Dow Employees' Pension Plan (c)	30.7	1,138,170	—

	Dow Executives' Supplemental Retirement Plan (c) (d)	30.7	2,666,249	—

	Total	30.7	3,804,419	—

Romeo Kreinberg	German Pension Plan (e)	29.8	4,130,905	—

David Kepler II	Dow Employees' Pension Plan (f)	31.5	1,200,696	—

	Dow Executives' Supplemental Retirement Plan (d) (f)	31.5	3,169,705	—

	Total	31.5	4,370,401	—

Luciano Respini	Swiss Pension Plan (g)	40.2	7,487,074	70,916

Unless otherwise noted, all present values reflect benefits payable at the unreduced early retirement date. Also, unless otherwise noted, form of payment, discount rate (6.00%) and mortality (UP94G mortality table) is based on SFAS 87 assumptions.

(a)
Present Value already reflects benefit payable at unreduced early retirement date (8/31/2007) and an offset for a Australian Superannuation Fund account.

(b)
The values for Mr. Merszei already reflect an offset for his Swiss Plan portable benefit that was previously distributed to him.

(c)
Present Value already reflects benefit payable at unreduced early retirement date (7/31/2007).

(d)
The ESRP benefits of Messrs. Gambrell and Kepler will be offset by benefits obtained under the Key Employee Insurance Program ("KEIP").

(e)
Present Value determined using age 65 and the German discount rate of 4.75% and Heubeck 2005 Generational Mortality Table. Present Value converted to U.S. dollars based on the Company's internal conversion rate for December 2006 of Euro $1 = U.S.$ 1.3163.

(f)
Present Value reflects retirement benefit at current age (currently eligible for unreduced retirement benefit).

(g)
Present Value determined using the Swiss discount rate of 3.25% and Swiss EVK 2000 mortality tables with one year setback postretirement. Present Value reflects value of remaining retirement benefits payable as of end of the year (12/31/2006). Present Value converted to U.S. dollars based on the Company's internal conversion rate for December 2006 of CHF $1 = U.S.$ 0.81954.

Pension Benefits

The Company and its foreign subsidiaries provide a variety of defined benefit and defined contribution plans in many countries. Where pension plans are offered, the retirement benefit is calculated using a formula based on years of service as an employee and pensionable salary and is typically coordinated with the local social security programs. Pensionable salary may include a combination of base pay, variable pay, and offsets, depending on the local competitive environment. Some foreign subsidiaries require employee contributions as a condition of participation. Consistent with the program

2007 DOW PROXY STATEMENT 29

design, the estimated lump sum value of the NEOs' retirement benefits generally grows annually with an additional year of service and increased pay.

The Company provides the Dow Employees' Pension Plan (the "DEPP") for employees on its U.S. payroll and for employees of some of its wholly owned U.S. subsidiaries. Upon termination or at age 70 1/2, a participant is eligible to receive an annual pension from the DEPP subject to a statutory limitation. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee's yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals. Basic accruals equal the employee's highest average credited compensation for any three consecutive years ("HC3A") multiplied by a percentage ranging from 4% to 18% dependent on the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned.

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest (currently at 8% per year). This benefit is known as the DEPP formula benefit.

Certain U.S. plan participants who were hired prior to January 1996 may have a greater benefit calculated under the previous 1.6 formula which was frozen as of December 31, 2005. This benefit is equal to 1.6% of the employee's HC3A as of December 31, 2005, multiplied by the employee's years of credited service as of December 31, 2005, using full credited service up to 35 years, and half of the years of credited service in excess of 35 years. No actuarial reductions are taken if the employee is at least age 50 and has combined age and years of service equal to 85 or greater. This formula also contains a provision for an offset of the employee's estimated primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986. Employees may receive either the DEPP formula benefit or the 1.6 formula benefit.

Since the U.S. Internal Revenue Code limits the benefits that would otherwise be provided by the DEPP, the Board of Directors adopted the Executives' Supplemental Retirement Plan ("ESRP") to provide certain management employees who participate in the DEPP with supplemental benefits. The benefits are calculated under the same formulas as the DEPP formulas described above.

Mr. Liveris was asked by the Company to permanently transfer to the United States in 1995 and, at that time, began participation in the DEPP and ceased contributions to the Dow Chemical Australia Superannuation Fund A ("Australia Fund"). In order to equitably determine a retirement benefit that bridges the two plans, Mr. Liveris' retirement benefit will be determined by the following formula: at the time of retirement, the pension amount would equal the amount payable under the DEPP formula, with the benefit being paid from the DEPP and the ESRP (based on Mr. Liveris' HC3A and Mr. Liveris' years of credited service as if a U.S. employee his entire Dow career) less the value of the accrued benefit in the Australia Fund. If legally permissible, Mr. Liveris will be required to waive any retirement benefits payable from the Australia Fund. If not legally permissible, the value of any retirement benefits received from the Australia Fund shall be deducted from any ESRP benefit due.

Mr. Merszei was a participant in the Dow Personalvorsorgestiftung Schweiz ("Swiss Plan") from 1978 through 2001 and received a portable benefit upon his termination from Dow Europe. Under the terms of his employment contract, Mr. Merszei will have his final benefit prorated under the formulas of the defined benefit plans in which he participated for the period of time spent under each plan using pensionable pay and service. As a U.S. employee, Mr. Merszei is now a participant in the DEPP and ESRP. Mr. Merszei will get credit for the years of service he spent at his previous employer in the ESRP, with the amount of such previous employer's benefit and his previously paid portable benefit carved out of the ultimate benefit.

Mr. Gambrell and Mr. Kepler participate in the Key Employee Insurance Program ("KEIP") as well as DEPP. KEIP is a life insurance program that secured benefits otherwise available under ESRP that was offered to certain management employees as an alternative to the ESRP. Dow has not offered KEIP to employees since 1999 and there have been no new enrollees since that time. The Company has no plans to reinstate this program for new participants.

Mr. Kreinberg participates in the Dow Deutschland GmbH & Co. OHG Betriebliche Versorgungsregelung ("German Pension Plan" or "BVR"). The BVR pays an annuity at age 65 based on 0.5% of pensionable salary up to the German Social Security contribution ceiling multiplied by years of service plus 1.5% of pensionable salary in excess of the German Social Security contribution ceiling multiplied by years of service. Pensionable salary is calculated using the highest three years of base pay only. Actuarial reductions are taken if the employee retires before age 65.

30 2007 DOW PROXY STATEMENT

Mr. Respini is a member of the Swiss Plan. The Swiss Plan formula benefit is equal to 1.67% of the employee's highest three years' pensionable pay multiplied by the years of credited pension service. Pensionable pay for the Swiss Plan is calculated using base pay only and is reduced by a Social Security coordination factor and is subject to a statutory maximum. The benefit is paid as a monthly annuity; actuarial reductions are taken if the employee retires before age 60 or after age 55 and does not have at least 85 age and service points. Employees must contribute 6% of their pensionable salary.

The table below provides information on earned compensation that the NEOs have elected to defer as an investment vehicle as described in the narrative that follows.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Andrew Liveris	71,667	8,034	49,408	—	1,004,198

Geoffery Merszei	n/a	n/a	n/a	n/a	n/a

Michael Gambrell	32,411	—	3,791	—	60,952

Romeo Kreinberg	n/a	n/a	n/a	n/a	n/a

David Kepler II	25,556	6,711	5,791	—	241,984

Luciano Respini	n/a	n/a	n/a	n/a	n/a

Nonqualified Deferred Compensation

In order to further assist U.S. executives in saving for retirement, Dow provides an Elective Deferral Plan. This Plan allows executives to voluntarily defer the receipt of salary (maximum deferral of 50%) and earned annual performance awards (maximum deferral of 85%). A total of 839 employees participate in the Elective Deferral Plan.

Each Participant who elects to make deferrals of eligible compensation to the Elective Deferral Plan will receive a matching contribution using the same formula authorized for salaried members under the 401(k) plan for employer matching contributions. The current formula provides for a 50% matching contribution on the first 6% of base pay that is deferred. For purposes of calculating the match under the Elective Deferral Plan, the Company will assume each participant is contributing the maximum allowable amount to the 401(k) plan and receiving a match thereon. The assumed match from the 401(k) plan will be offset from the matching contribution calculated under the Elective Deferral Plan. The sum of the matching contribution under the Plan plus the employer matching contributions under the 401(k) plan may not exceed $15,000.

The Plan allows for distributions to commence on the January 31 after retirement or after a specific future year even if the specific future year is later or earlier than the retirement date. Retirement under the Plan is at termination from employment with The Dow Chemical Company or any of its allied businesses participating in the Elective Deferral Plan on or after age 65, or on or after age 50 with at least 10 years of Company service.

Distributions may be paid either in a lump sum or in equal monthly, quarterly or annual installments up to 15 years based on the employee's initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee's investment selections.

Investment choices include an account with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock account that tracks the market value of Dow Common Stock with market dividends paid and reinvested, as well as accounts that track the performance of several mutual funds.

The Dow Chemical Company Retirement Board is the Elective Deferral Plan Administrator and has the authority and ultimate responsibility to interpret and enforce the Plan and all applicable regulations. The Plan Administrator has engaged the services of Benefit Plan Services, Inc. to assist in administration of the Plan.

Post-Employment and Retirement Payments

As explained in the CD&A, the Company does not have separate severance or change-in-control agreements (including any excise tax gross-up provisions) with any of its executives.

2007 DOW PROXY STATEMENT 31

In the event of a change in control, outstanding long-term incentive grants will be impacted as follows:

•
Stock options: no impact to the vesting schedule.

•
Deferred stock: outstanding grants will fully vest.

•
Performance shares: outstanding grants will fully vest based on performance as of the date of the change in control.

The following table shows the value of outstanding stock that would vest in the event of a change in control (assuming a $40 stock price):

Name	Value of Outstanding Stock ($)

Andrew Liveris	15,284,000

Geoffery Merszei	3,485,172

Michael Gambrell	4,635,299

Romeo Kreinberg	8,983,977

David Kepler II	6,209,597

Luciano Respini	n/a

Details related to accumulated pension benefits can be found in the Pension Benefits Table.

Director Compensation

The table below details compensation provided to Directors in 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (b) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)

Jacqueline K. Barton	123,000	47,707	59,612	2,600	(d)	—		232,919

James A. Bell	124,000	47,707	—	—		—		171,707

J. Michael Cook (e)	67,500	47,707	75,931	568	(d)	—		191,706

Willie D. Davis (e)	57,500	47,707	75,931	2,695	(d)	—		183,833

John B. Hess	28,750	—	—	—		23,269	(e)	52,019

Jeff M. Fettig	127,000	47,707	59,612	—		—		234,319

Barbara H. Franklin	135,250	47,707	59,612	—		—		242,569

Keith R. McKennon (f)	61,500	47,707	75,931	2,032	(d)	—		187,170

James M. Ringler	123,000	47,707	59,612	1,934	(d)	—		232,253

Harold T. Shapiro (f)	73,500	47,707	75,931	22,330	(d)	—		219,468

Ruth G. Shaw	115,000	47,707	—	—		—		162,707

Paul G. Stern	155,500	47,707	59,612	2,046	(d)	—		264,865

William S. Stavropoulos (f)	50,000	—	—	—		—		50,000

(a)
The grant date accounting fair value of restricted stock granted in 2006 is $43.37 per share with a total value of $47,707. Aggregate historical stock award amounts and values for Directors are: Franklin 5,898 shares, $235,330 (deferred stock); Stavropoulos 77,780 shares, $3,103,422 (deferred stock), 71,148 shares, $622,153 (dividend units).

(b)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R for awards pursuant to the Company's Award and Option Plans and may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these programs are included in footnote N of the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2007. Assumptions used in the calculation of these programs related to grants awarded

32 2007 DOW PROXY STATEMENT

  prior to 2004, are included in footnote O of the Company's audited financial statements for the fiscal year ended December 31, 2004 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2005.

(c)
The grant date accounting fair value of stock options granted in 2006 is $11.19 per option with a total value of $54,831. Aggregate historical exercisable and unexercisable option awards are: Barton 31,216 vested, 6,184 unvested; Bell 0 vested, 4,900 unvested; Cook 26,900 vested; Davis 37,400 vested; Fettig 7,416 vested, 6,184 unvested; Franklin 31,216 vested, 6,184 unvested; McKennon 17,250 vested; Ringler 40,785 vested, 6,184 unvested; Shapiro 37,400 vested; Shaw 0 vested, 4,900 unvested; Stern 31,216 vested, 6,184 unvested; Stavropoulos 805,560 vested, 77,780 unvested.

(d)
Non-employee Directors do not receive a pension. Dow's non-employee director pension plan was discontinued in 1998. Account balances at that time were transferred into either a deferred cash account or stock and can not be drawn upon prior to retirement.

(e)
Mr. Hess received a cash payment upon election to the Board in lieu of the current year stock grant.

(f)
Mr. Cook, Mr. Davis, Mr. McKennon, Mr. Shapiro and Mr. Stavropolous retired from the Board during 2006.

Directors' fees as stated below are paid only to Directors who are not employees of the Company.

	Fees paid in 2006	Fees paid in 2007
Annual Retainer Fee:	$70,000 annually	$70,000 annually
Meeting Retainer Fee:	$45,000 annually	$45,000 annually
Audit Committee Chairmanship:	$15,000 annually	$15,000 annually
All Other Committee Chairmanships:	$8,000 annually	$10,000 annually
Audit Committee Membership:	$12,000 annually	$15,000 annually
Presiding Director Service:	$20,000 annually	$20,000 annually

A program providing for one-time grants of restricted stock to new Directors was discontinued in February 2005.

2003 Stock Incentive Plan

The 2003 Non-Employee Directors' Stock Incentive Plan provides for an annual grant of restricted stock and an annual grant of stock options to each non-employee Director on March 5 of each year, and allows for occasional additional individual grants of stock options, restricted stock, deferred stock or some combination thereof, at the discretion of the Board of Directors. There were no additional grants in 2006. The size of the annual grant of restricted stock is determined according to a fixed formula that divides two-thirds of the prior year's average annual retainer and fees by the fair market value of Dow Common Stock on the date of grant. In 2006, each non-employee Director received 1,100 shares of restricted stock, with provisions limiting transfer while serving as a Director of the Company and for at least two years. The size of the annual grant of stock options is determined by a fixed formula that divides 45% of the prior year's average annual retainer and fees by a denominator of the fair market value of Dow Common Stock on the date of grant multiplied by the Black-Scholes value of a ten-year option to purchase Dow Common Stock upon commencement of the option term. The options vest one year following the date of grant. In 2006, each non-employee Director received 4,900 ten-year options with an exercise price of $43.37.

Non-employee Directors who join the Board of Directors after the March 5 annual grants of stock options and restricted stock for that year and prior to December 31 of that year are eligible to receive a one-time cash payment ("New Director Retainer") within thirty days of the effective date of their election as a Director. The intent of this New Director Retainer is to encourage a new Director to make an initial investment in the stock of the Company. The amount of the New Director Retainer is calculated from the net present value of the cash equivalent of that year's stock option grant and restricted stock grant, awarded under the 2003 Non-Employee Directors' Stock Incentive Plan, with stock values based on the then current price of Company stock. It is based on months of Board service for the first year, and is therefore pro-rated for the number of months remaining in the calendar year. Mr. Hess was the only Director to receive a New Director Retainer in 2006.

Non-Employee Director Deferred Compensation Plan

Non-employee Directors may choose prior to the beginning of each year to have all or part of their fees credited to a deferred compensation account as participants in the grandfathered Dow Chemical Company Voluntary Deferred Compensation Plan for Non-Employee Directors As Amended and Restated on February 12, 1998 or The Dow Chemical

2007 DOW PROXY STATEMENT 33

Company Voluntary Deferred Compensation Plan for Non-Employee Directors effective January 1, 2005. At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include an account with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock account that tracks the market value of Dow Common Stock with market dividends paid and reinvested, as well as accounts that track the performance of several mutual funds. These funds are identical to funds offered as part of the Elective Deferral Plan for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing on the July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. In the Dow Chemical Company Voluntary Deferred Compensation Plan for Non-Employee Directors As Amended and Restated on February 12, 1998, if the Director elects to receive payment on the July 15 following his or her 70th birthday and if he or she remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board service.

Compensation of Non-Management Employee Directors

Employee Directors who leave executive management, but remain as active employees and as Directors of the Company, are paid according to a fixed formula that has been determined in advance by the Board of Directors pursuant to the Retirement Policy for Employee Directors ("RPED"). This fixed compensation for such Directors is designed to enhance effective Board service by providing independence from current management. As active employees, participants in the RPED are eligible for certain standard employee benefits, but are not eligible to participate in Performance Award bonuses, new grants of equity-based long-term incentive compensation or the Employees' Stock Purchase Plan. Employee Directors are not eligible for any non-employee Director compensation described above. Mr. Arnold Allemang is a participant in the RPED and received $841,378 in compensation in 2006. Mr. J. Pedro Reinhard is a participant in RPED and received $1,353,899. Mr. William Stavropoulos received $79,563 in 2006 to complete the payout he received in 2005 when he elected to retire as an employee of the Company and to receive a lump sum payment in lieu of future compensation that he was entitled to receive under the terms of the RPED.

In the event of a change in control, employee Directors participating in RPED will receive a lump sum payment in an amount equal to the net present value of the remaining benefit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and greater-than-10% stockholders to file reports of ownership and changes in ownership of Dow securities with the U.S. Securities and Exchange Commission. Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all filing requirements were met during fiscal year 2006 except as follows.

Mr. Ringler, one of our Directors, received a cash distribution from phantom stock acquired under an elective deferral plan. The distribution with a total value of $41,083.44 was sold by a benefit plan provider and was not timely reported to Mr. Ringler nor the Company, resulting in a late filing.

A fractional share of stock owned by one of our officers, Ms. Julie Fasone Holder, with a total value of $41.30 was sold by a Company benefit plan provider in connection with a transfer of stock from one account to another. This sale was not timely reported to Ms. Fasone Holder nor the Company, resulting in a late filing.

34 2007 DOW PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Dow's common stock as of February 19, 2007, except as noted, for (i) each person beneficially owning more than 5 percent of the outstanding shares of Dow's common stock, (ii) each Director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all Directors and executive officers as a group.

Name	Current Shares Beneficially Owned (a)		Rights to Acquire Beneficial Ownership of Shares (b)	Total	Percent of Shares Beneficially Owned

A. A. Allemang	273,923.2		127,500.0	401,423.2	*
J. K. Barton	11,250.0		36,116.0	47,366.0	*
J. A. Bell	1,600.0		4,900.0	6,500.0	*
J. M. Fettig	7,100.0		12,316.0	19,416.0	*
B. H. Franklin	13,103.2		36,116.0	49,219.2	*
M. R. Gambrell (c)	72,029.0		162,670.0	234,699.0	*
J. B. Hess	500.0		0.0	500.0	*
D. E. Kepler (c)	75,205.4		263,070.0	338,275.4	*
R. Kreinberg	103,579.3		355,884.0	459,463.3	*
A. N. Liveris	137,110.4		541,833.0	678,943.4	*
G. E. Merszei	28,184.7		148,729.0	176,913.7	*
J. P. Reinhard	321,968.6		209,166.0	531,134.6	*
L. Respini (d)	64,189.0		261,256.0	325,445.0
J. M. Ringler	10,651.8		45,685.0	56,336.8	*
R. G. Shaw	2,720.0		4,900.0	7,620.0	*
P. G. Stern	18,900.0		36,116.0	55,016.0	*
Group Total	1,142,014.6		2,246,257.0	3,388,271.6	0.35%
All Directors and Executive Officers as a Group	1,343,023.3		2,859,279.0	4,202,302.3	0.41%
Certain Other Owners:
Barclays Global Investors NA	77,798,030.0	(e)	—	77,798,030.0	8.11%
Dodge & Cox	58,128,070.0	(f)	—	58,128,070.0	6.06%

(a)
In addition to shares held in sole name, this column includes all shares held by a spouse and other members of the person's immediate family who share a household with the named person. This column also includes all shares held in trust for the benefit of the named party in The Dow Chemical Company Employees' Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)
This column includes any shares that the person could acquire through 4/20/07, by (1) exercise of an option granted by Dow; (2) performance shares granted by Dow to be delivered prior to 4/20/07; or (3) payment of any balance due under a subscription in The Dow Chemical Company 2003-2013 Employees' Stock Purchase Plan. These shares have not been issued and cannot be voted.

(c)
Mr. Gambrell has 10,000 shares of Dow common stock in a margin account as of February 19, 2007. There is an outstanding extension of credit against this account. Mr. Kepler has 51,700.652 shares of Dow common stock in a margin account as of February 26, 2007. There is an outstanding extension of credit against this account.

(d)
Mr. Respini retired from the Company on October 31, 2006. His beneficial ownership figures shown above reflect the Company's records prior to his retirement.

(e)
Based on a Schedule 13G filed by Barclays Global Investors NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited (collectively, "Barclays") on January 23, 2007 with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2006. Barclays has sole voting power with respect to 68,846,574 shares and sole dispositive power with respect to all such shares. Barclays' address is 45 Fremont Street, San Francisco, CA 94105.

(f)
Based on a Schedule 13G filed on February 13, 2007 with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2006. Dodge & Cox has sole voting power over 54,520,687 shares, shared voting power with respect to 545,128 shares and sole dispositive power with respect to all such shares. Dodge & Cox's address is 555 California Street, 40th Floor, San Francisco, CA 94104.

*
Less than 0.07% of the total shares of Dow common stock issued and outstanding.

2007 DOW PROXY STATEMENT 35

Agenda Item 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

RESOLVED, that the appointment of Deloitte & Touche LLP to audit the 2007 consolidated financial statements and related internal control over financial reporting of The Dow Chemical Company and its subsidiaries, made by the Audit Committee with the concurrence of the Board of Directors, is hereby ratified.

The Company Bylaws provide that the selection of the independent registered public accounting firm must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to audit and report on the consolidated financial statements and related internal control over financial reporting of Dow and its subsidiaries for 2007. Deloitte & Touche LLP served as Dow's independent registered public accounting firm for 2006. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm's approach to resolving significant accounting and auditing matters including consultation with the firm's national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. Additional information may be found in the Audit Committee Report on page 48 and Audit Committee charter available on the Company's corporate governance website at www.DowGovernance.com.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2007, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm's historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm's ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. In the event that the selection of Deloitte & Touche LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company's auditors, although by law the Audit Committee has final authority over the determination of whether to retain Deloitte & Touche LLP or another firm at any time.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Dow and its subsidiaries for 2007.

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36 2007 DOW PROXY STATEMENT

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended December 31, 2006 and 2005, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. Audit and audit-related fees aggregated $19,580,000 and $18,260,000 for the years ended December 31, 2006 and 2005, respectively. Total fees paid to the independent registered public accounting firm were:

Type of Fees	2006	2005

	$ in thousands
Audit Fees (a)	$18,783	$17,547
Audit-Related Fees (b)	797	713
Tax Fees (c)	4,126	3,926
All Other Fees	0	0
TOTAL	$23,706	$22,186

(a)
The aggregate fees billed for the integrated audit of the Company's annual financial statements and audit of internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits and other regulatory filings.

(b)
Primarily for audits of employee benefit plans' financial statements, due diligence procedures for acquired businesses, audits and reviews of divested businesses, and agreed-upon procedures engagements.

(c)
For preparation of expatriate employees' tax returns and related compliance services - $3,663,000 in 2006 and $3,492,000 in 2005; international tax compliance - $256,000 in 2006 and $204,000 in 2005; corporate tax consulting - $104,000 in 2006 and $140,000 in 2005; and tax return preparation compliance software - $103,000 in 2006 and $90,000 in 2005.

Agenda Item 3

AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO
REMOVE THE SUPERMAJORITY VOTE PROVISIONS

RESOLVED, that the Company's Restated Certificate of Incorporation (the "Certificate") be amended and restated to provide for the elimination of the supermajority vote provisions.

A supermajority vote provision is generally one that requires a vote threshold greater than a simple majority. The Company's Certificate currently contains four supermajority vote provisions: (a) Section 5.5 of Article V, requiring a supermajority vote for the removal of any director, or the entire Board of Directors (the "Board"); (b) Article VII, containing a fair price provision that can be overridden by a supermajority vote; (c) Article IX, requiring a supermajority vote to amend, alter or repeal any Company bylaws ("Bylaws"), with certain exceptions; and (d) Article X, containing a supermajority vote requirement to amend certain provisions of the Certificate. The Board, in its continuing review of corporate governance matters, and after careful consideration and upon recommendation of the Governance Committee, has concluded that it is in the best interests of the Company's stockholders to remove the supermajority voting requirements from the Company's Certificate. To effect these changes, the Board has adopted resolutions approving and declaring the advisability of amendments to the Certificate that, subject to stockholder approval, (i) eliminate the supermajority vote requirement of Article V; (ii) repeal Article VII in its entirety; (iii) eliminate the supermajority vote requirement of Article IX; (iv) eliminate the supermajority vote provision of Article X; and (v) make conforming changes in the article numbering in the Certificate. The proposed amendments to the Certificate are substantially in the form of Appendix B, with additions indicated by underlining and deletions indicated by strike-outs. The general description of the provisions below is subject to the actual text as provided in Appendix B.

Although the incidence of supermajority vote requirements is fairly high in American corporations, many investors and others have begun to view these provisions as conflicting with principles of good corporate governance. While supermajority vote requirements can be beneficial in some circumstances, the Board has determined that there are nevertheless compelling arguments for eliminating the supermajority vote requirements. For example, a supermajority vote requirement essentially provides veto power to a large minority of stockholders. Moreover, providing a lower threshold for stockholder votes can increase the ability of stockholders to participate effectively in the Company's corporate governance.

Accordingly, upon reviewing the supermajority vote provisions in the Company's Certificate, the Board has concluded that it is in the best interests of the Company's stockholders to eliminate the supermajority vote requirements in the Certificate. The Board has determined that elimination of these requirements further maximizes its accountability to stockholders.

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2007 DOW PROXY STATEMENT 37

Current Supermajority Vote Requirements and the Proposed Amendments

1.
Article V, Section 5.5 - Removal of Directors

Section 5.5 of Article V of the Certificate provides that any director, or the entire Board, may be removed from office at any time (with or without cause) only by the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote in the election of directors, voting together as a single class. The proposed amendments to the Certificate would eliminate the supermajority vote requirement, so that only a majority vote of the shares entitled to vote in the election of directors would be required to remove any director, or the entire Board, from office at any time (with or without cause).

2.
Article VII - Business Combination Transactions

Article VII of the Certificate provides that the affirmative vote of at least 80% of the voting power of all shares entitled to vote in the election of directors, voting together as a single class, is required to approve certain transactions (defined as "Business Combination Transactions") with an "Interested Stockholder" unless (1) the Business Combination is approved by a majority of the "Continuing Directors;" or (2) certain "fair price" requirements are met. The Certificate defines an Interested Stockholder generally as any person (or any affiliate or assignee thereof) who is, or was at any time within the two-year period immediately prior to the date in question, the beneficial owner of 10% or more of the outstanding shares entitled to vote in the election of directors. A Continuing Director is defined generally as a director who is not an Interested Stockholder or affiliate, associate or employee of an Interested Stockholder and was a member of the Board prior to the time the Interested Stockholder became an Interested Stockholder, including any successor of a Continuing Director who is recommended or elected by a majority of Continuing Directors then on the Board.

Fair price provisions are designed to help boards defend against coercive two-tiered tender offers. In this type of takeover, a potential acquirer will offer one price for the shares needed to gain control of a target company and then offer a lower price or other less favorable consideration for the remaining shares, thereby creating pressure for stockholders to tender their shares for the tender offer price, regardless of its value. Standard fair price provisions require that, absent board or stockholder approval, the potential acquirer must pay a "fair price" for all shares as determined under a specified formulation.

The proposed amendment would repeal Article VII of the Certificate in its entirety. If Article VII is repealed, then under Section 203 of the Delaware General Corporation Law the holders of only a majority of outstanding voting stock would be required to approve the Business Combination Transactions described above, subject to the following exception. If the transaction constitutes a "business combination" within the meaning of Section 203 involving a person owning 15% or more of a company's voting stock (referred to as the "Interested Stockholder"), then the transaction could not be completed for a period of three years after the time the person became an Interested Stockholder unless (1) the Company's Board of Directors approved either the business combination or the transaction that resulted in the person becoming an Interested Stockholder prior to such person becoming an Interested Stockholder, (2) upon consummation of the transaction that resulted in the person becoming an Interested Stockholder, that person owned at least 85% of the Company's outstanding voting stock (excluding shares owned by persons who are directors and officers of the Company and shares owned by certain employee benefit plans of the Company), or (3) the business combination was approved by the Company's Board of Directors and by the affirmative vote of at least 66-2/3% of the Company's outstanding voting stock not owned by the Interested Stockholder.

3.
Article IX - Amendment of Bylaws

Article IX of the Certificate requires the affirmative vote of the holders of 80% of the voting power of all shares entitled to vote in the election of directors, voting together as a single class, to amend, alter, change, adopt or repeal any Bylaw of the Company, unless such amendment or alteration is approved by the affirmative vote of two-thirds of the entire Board and a majority of the Continuing Directors. The proposed amendment would eliminate the supermajority vote requirement, so that only a majority of all shares entitled to vote would be required to amend, alter, change, adopt or repeal any Bylaw of the Company.

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38 2007 DOW PROXY STATEMENT

4.
Article X - Amendment of Certificate of Incorporation

Under Article X of the Certificate, the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate in the manner prescribed by Delaware General Corporation Law, provided that, however, the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote in the election of directors is required to amend, alter, repeal or adopt any provision inconsistent with Article IV (capital stock); Article V (election and removal of Board members); Article VI (indemnification and limitation of liability); Article VII (the fair price provision); Article VIII (stockholder meetings); Article IX (amendment of Bylaws); and Article X (amendment of certain provisions of the Certificate), unless such amendment or alteration is approved by the affirmative vote of two-thirds of the entire Board and a majority of the Continuing Directors.

The proposed amendment would eliminate the supermajority vote provision of Article X. If the supermajority vote provision of Article X is eliminated, then under Section 242 of the Delaware General Corporation Law the holders of only a majority of the outstanding shares entitled to vote, rather than 80%, would be necessary to approve any amendment or alteration to the Certificate once the Board approved and recommended the amendment.

The Board of Directors unanimously recommends that stockholders vote FOR approval of the proposed Amendment and Restatement of the Certificate of Incorporation to eliminate the supermajority vote provisions.

Vote Required and Effectiveness

The affirmative vote of the holders of a majority of the outstanding shares of all stock entitled to vote at the Annual Meeting is necessary for approval of Agenda Item 3. Abstentions are counted as present at the Meeting for purposes of this matter and will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this matter. Proxies that are granted without providing voting instructions will be voted FOR the approval of Agenda Item 3.

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State. However, if the Company's stockholders approve the proposed amendment to the Company's Restated Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercises such discretion, it will publicly disclose that fact and the reasons for its determination.

Agenda Item 4

STOCKHOLDER PROPOSAL ON BHOPAL

Stockholders have stated that their representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the names and addresses of the stockholders and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Resolved: Shareholders request Dow Chemical management to report to shareholders by October 2007, at reasonable cost and excluding confidential information, descriptions of any new initiatives instituted by management to address specific health, environmental and social concerns of Bhopal, India survivors.

Supporting Statement

On the night of December 2-3, 1984, a Union Carbide plant in Bhopal, India unleased a gas cloud, which killed at least 7,000 people within days and at least 15,000 more in the years that followed. Records show that Union Carbide decided to store bulk quantities of ultra-hazardous methyl isocyanate in Bhopal and did not equip the plant with certain corresponding safety features.

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2007 DOW PROXY STATEMENT 39

Dow Chemical has acquired Union Carbide, becoming a focus of both Indian government efforts to remedy environmental contamination, and survivors' ongoing demands for health care and economic relief. Although a civil case over the disaster was settled by Union Carbide and the Indian Government for $470 million, unresolved legal issues remain regarding Bhopal, with lawsuits pending in an Indian criminal court and on appeal in US courts. The settlement did not eliminate ongoing criminal prosecution related to the disaster, nor remedy environmental contamination from the abandoned Carbide plant, including an estimated 25,000 tons of onsite contaminated soil and drinking water contamination. More than 20,000 Bhopal residents drink water laced with contaminants such as mercury and trichlorobenzene, and many suffer heightened health problems such as chronic stomach problems, joint pains, congenital deformities, particularly among infants and children.

International attention to corporate accountability on human rights is growing. The draft UN Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights, include:

  •
  respecting human rights in international, as well as national, laws of countries in which a company operates, in particular rights of affected local communities, such as rights to life, adequate drinking water and the highest attainable standard of health; and

  •
  assessing the impact of disposal of hazardous and toxic substances on environment and human health and ensuring that the burden of negative environmental consequences does not fall on vulnerable groups.

Amnesty International reports that over a hundred thousand people across two generations still suffer violations of their human rights, and criticizes Dow and Union Carbide for their lack of cooperation in resolving remaining health, economic and environmental issues.

Dow, in its Global Public Report, reports $5.1 billion in sales from the Asia Pacific region. Proponents believe that, in addition to any legal liability facing our company, Bhopal presents a "moral" liability for Dow that may continue to damage Dow's reputation and may reasonably be expected to affect growth prospects in Asia and beyond.

Dow management has committed more than $30 million to a global public relations campaign on the "Human Element," asserting our company's engagement and accountability for public health and clean water. Yet in Bhopal, arguably Dow's worst legacy issue, our company's refusal to address health or water contamination contradicts and undermines the public goodwill sought through such campaign.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal asks stockholders to direct the publication of a Company report describing any new initiatives taken by management to address specific health, environmental, and social concerns of survivors of the Bhopal tragedy that occurred in 1984. As Dow never owned or operated the plant, Dow has not undertaken any initiatives regarding the Bhopal matter and has no plans to do so.

In their proposal, the proponents fail to acknowledge current ownership and control of the site by the Indian state government of Madhya Pradesh and reported efforts by the Madhya Pradesh Pollution Control Board and the central government of India to develop and implement a remediation plan. Additionally, proponents fail to acknowledge the significant and extensive efforts already completed by Union Carbide Corporation ("UCC") to help the victims, and the publicly available information about Bhopal on UCC and Dow websites. Your Board of Directors believes this proposal for a report is unnecessary and would consume valuable Company resources with no benefit to stockholders.

As more fully discussed on both a UCC website at www.bhopal.com/, and the Company's website at www.dow.com/commitments/debates/bhopal, Bhopal, India was the site of a pesticide plant that, at the time of the tragedy, was operated by Union Carbide India Limited ("UCIL"). UCIL was a publicly traded Indian company of which UCC owned 50.9% of its shares. On December 3, 1984, a methyl isocyanate ("MIC") gas storage tank released lethal MIC gas after the introduction of water to the tank. According to the Indian government, thousands of people died and many more were injured. Dow has never had any connection with the facility nor UCIL.

Efforts to aid the victims and to remediate the plant site in Bhopal have occurred, of necessity, within the context of the decisions of Indian governmental bodies to take jurisdictional authority over the matter, as well as various court proceedings.

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40 2007 DOW PROXY STATEMENT

In 1989, the Indian central government reached a full settlement agreement with UCC and UCIL of all civil claims and liabilities arising from the Bhopal gas release incident. Under the terms of that binding agreement, UCC and UCIL paid $470 million in compensation, to cover all past and future claims relating to the tragedy. In 1991, the Indian Supreme Court upheld the settlement, concluding that the amount was "just, equitable and reasonable." Thus, the Supreme Court of India views the settlement as fully, fairly and finally resolving all of UCC's civil liabilities arising out of the incident. Furthermore, the Supreme Court of India directed the Indian government to pay any additional amounts necessary to compensate the victims in the unlikely event the settlement funds were inadequate, and to provide for ongoing medical coverage for the victims of the incident.

In 1994, UCC sold its interest in UCIL (later renamed Eveready Industries India Ltd., "Eveready") to MacLeod Russell (India) Ltd. of Calcutta. Eveready is a company totally separate from UCC and is still operating in India today. In 1998, the Madhya Pradesh state government revoked the lease of the former UCIL (now Eveready) plant site, reclaimed the property from Eveready, and said it would assume responsibility for managing cleanup and any environmental remediation work required. Remediation plans have been prepared and some work has been initiated under the direction of the Indian court responsible for the NGO-driven Public Interest Litigation. This case remains unresolved and the remediation effort of the government is stalled. The court has indicated that remediation should be addressed first before litigating the issue of legal responsibility for costs. The ultimate sources of funds to cover remediation costs have not been determined.

All of the funds from the sale of UCIL, $90 million, were provided to the Bhopal Hospital Trust under the direction of the Supreme Court of India to build and fund the future operations of a hospital in Bhopal for the ongoing care and treatment of the victims.

UCC has resolved its civil liabilities arising out of the incident. And, despite proponents' claims, The Dow Chemical Company has consistently stated its position that it has no liability in this matter as the Company had neither ownership nor any relationship with the Bhopal plant site.

As stated earlier, Dow management has not instituted any initiatives on this subject and has no plans to do so. At the time Dow acquired the shares of UCC in 2001, 16 years after Bhopal, legal liabilities to the gas victims had been settled and provisions had been made for the gas victims' medical needs, including future illness.

A report would add no new data and would expend resources with no added value.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 5

STOCKHOLDER PROPOSAL ON GENETICALLY ENGINEERED SEED

Stockholders have stated that their representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the names and addresses of the stockholders and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas: Disclosure of material information is a fundamental principle of our capital markets. Investors, their confidence in corporate bookkeeping shaken, are starting to scrutinize other possible "off-balance sheet" liabilities, such as risks associated with activities harmful to human health and the environment, that can impact long-term shareholder value.

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2007 DOW PROXY STATEMENT 41

SEC reporting requirements include disclosure of environmental liabilities and of trends and uncertainties that the company reasonably expects will have a material impact on revenues. Company directors and officers must proactively identify and assess trends or uncertainties that may adversely impact their revenues and disclose the information to shareholders. Public companies are now required to establish a system of controls and procedures designed to ensure that financial information required to be disclosed in SEC filings is recorded and reported in a timely manner.

Whereas: Producers of GE-seeds are merely encouraged to have voluntary safety consultations with the FDA. The FDA does not issue assurances as to the safety of these products.

According to Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences [NAS] 7/2004): "...there remain sizable gaps in our ability to identify...unintended adverse effects on human health [of genetically modified organisms]." (p. 15)

The report Biological Confinement of Genetically Engineered Organisms (NAS 1/2004) states: "It is possible that some engineered genes that confer pest resistance or otherwise improve a crop plant might contribute to the evolution of increased weediness in wild relatives-especially if the genes escape to an organism that already is considered a weed." (p. 3) Weed resistance to herbicides used widely by farmers who plant genetically engineered herbicide resistant crops, is increasing.

No post-marketing surveillance is required to verify results of pre-market screening for unanticipated adverse health consequences from the consumption of GE food (NAS 7/2004) or environmental impacts from the production of GE crops.

Gone to Seed (Union of Concerned Scientists) reports that genetically engineered DNA is contaminating U.S. traditional seed stocks, of corn, soybeans and canola...if left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials into the food supply.

Mexico's National Service for Agro-Food Safety and Quality refused (10/16/06) - for the third time since 2005 - seven requests from agribusiness companies, including Dow, for conducting experimental cultivation of GM maize seeds. There is not official agreement on which areas of Mexico are to be designated the birthplaces of historic maize varieties, and the definition of the so-called Special Regimen for the Protection of Maize remains pending.

Resolved: That shareholders request the board of directors to review and report to shareholders by November 2007, on the company's internal controls related to potential adverse impacts associated with genetically engineered organisms, including:

  •
  adequacy of current post-marketing monitoring systems;

  •
  adequacy of plans for removing GE seed from the ecosystem should circumstances so require;

  •
  possible impact on all Dow seed product integrity;

  •
  effectiveness of established risk management processes for different environments and agricultural systems such as Mexico.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

Dow's commercial ventures in biotechnology include transgenic corn, soybean, alfalfa and cottonseed, and enclosed production systems for pharmaceuticals and animal health products. Dow believes these products are well regulated and generate significant positive economic, social and environmental contributions to our society.

The benefits of crop biotechnology are demonstrated by its ready adoption by farmers around the world. In 2006, these crops were planted by more than ten million farmers on 250 million acres in 22 countries. Ninety percent of these farmers were small resource poor farmers from developing countries who benefited from the increased yield and added income these crops provide. (C. James, ISAAA, 2006.)

Commercial introduction of biotech products occurs only after extensive review and rigorous health, safety and environmental testing. Throughout the past decade, these products have been widely grown and consumed in the U.S. without harm to health or the environment. Dow believes this is in itself a demonstration of their safety and of the effectiveness of the regulatory system that permits and oversees the products.

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42 2007 DOW PROXY STATEMENT

All of Dow's agricultural biotech products have been successfully reviewed by the appropriate U.S. regulatory agencies. The U.S. Food and Drug Administration oversees these products to ensure food safety. The U.S. Department of Agriculture regulates them in terms of environmental safety, including field testing (a joint responsibility with the Environmental Protection Agency ("EPA"), and transportation and importation. The EPA regulates pesticide-active biotech products for human and environmental safety including field testing, proper use and stewardship. Final authorizations for our products have been granted only following completion of all required human health and environmental studies and after successful conclusion of regulatory reviews encompassing the research, development and commercialization of these products. Also, following commercialization, Dow continues to monitor its products for specific environmental effects.

In addition to regulatory review in the United States, products of crop biotechnology are also subjected to detailed scientific scrutiny and oversight by importing nations, prior to their introduction. Regulatory processes for review and approval of agricultural biotechnology products are already in place in many countries, including Australia, Argentina, Brazil, Burkina Faso, Canada, China, Colombia, the European Union, Honduras, Indonesia, India, Japan, Korea, Mexico, New Zealand, Paraguay, the Philippines, Singapore, South Africa, Switzerland, Taiwan, Thailand and Uruguay, and are rapidly being developed in other nations. After these products have been commercialized, Dow is required by law to report any adverse human health or environmental effects noted anywhere in the world to U.S. regulatory authorities.

Consistent with Responsible Care® and our internal Guiding Principles for Biotechnology, Dow is committed to making health, safety and environmental protection an integral part of the design, production, marketing and distribution of all our products. The Company's processes are designed to ensure good stewardship and each product receives an internal risk assessment prior to commercializtion.

To maintain seed purity, as required by our customers, Dow has a rigorous testing program in place to ensure compliance with relevant standards and regulations. The Company also has comprehensive risk management procedures in effect to minimize the potential release of unapproved materials. The primary focus of these procedures is on prevention, supported by proactive and sustained stakeholder outreach, communications and education. Through an extensive and effective in-field monitoring system, Dow is also prepared to identify and manage potential issues after product commercialization through isolation and elimination of unwanted material. These practices and principles represent an essential foundation for any successful biotechnology business.

In support of robust science-based regulations, and to better define proper use and stewardship requirements for each product, the Company engages in proactive dialogue with customers, scientists, policymakers and other stakeholders. In countries with evolving regulatory systems, such as Mexico, Dow provides government authorities with relevant studies assessing the safety of its products prior to seeking approvals for commercialization. Studies above and beyond those required by regulators are often performed by the Company to ensure product integrity, consumer confidence and adherence to high standards of stewardship.

As an augment to the extensive information offered to the public by U.S. regulatory authorities, Dow already provides a wide range of communications on its agricultural biotechnology products, including specifics on product use and safety, insect resistance management and grain marketing guidelines. This information is available online, through published papers and through direct communications to customers and other interested parties. Additionally, the Company actively leads or supports a number of educational programs initiated by third-party or industry groups. These programs are designed to communicate the benefits of agricultural biotechnology, promote its effective and responsible use, and maintain the integrity of markets through effective grain marketing and stewardship.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

® Responsible Care is a service mark of the American Chemistry Council in the United States.

2007 DOW PROXY STATEMENT 43

Agenda Item 6

STOCKHOLDER PROPOSAL FOR REPORT ON ENVIRONMENTAL
REMEDIATION IN THE MIDLAND AREA

Stockholders have stated that their representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the names and addresses of the stockholders and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas:

In waterways downstream of Dow Chemical's Midland plant, dioxin levels have been measured above 16,000 parts per trillion (Saginaw River) and 23,000 ppt (Tittabawassee River), close to those found at Times Beach. Dow has been charged with delaying cleanup of those waterways. A document prepared by EPA staff dated June 14, 2006, states: "...Dow's time frame for the implementation of final remedies is not reasonable or acceptable," and "[studies] are intended to delay the remediation process."

The federal Agency for Toxic Substances and Disease Registry published a report in July 2005 investigating levels of dioxin in the blood of twenty adults living in the contaminated floodplain. Average blood levels of dioxin in the exposed participants were higher than a control group.

The Michigan Department of Environmental Quality (MDEQ) has warned Tittabawassee-area residents that regularly eating fish and game from the river can dramatically increase dioxin exposure; eating seven meals of sport fish from the Tittabawassee River a month, and ignoring all recommendations for avoiding dioxin, would increase exposure to dioxin by 3,900 percent.

A study funded by Dow confirmed increased levels of dioxin in the blood of residents living in the contaminated floodplain near Dow, with median levels of dioxin in their blood 28 percent higher than a comparison group.

Dow Chemical is being sued by individuals representing 2,000 residents living along the Tittabawassee River and flood plain, alleging that dioxin pollution from the Midland plant threatened their health and lowered property values. The class-action lawsuit seeks damages possibly totaling $100 million dollars.

A National Academy of Science review re-affirmed dioxin's toxicity as a known human carcinogen. According to the report, "There does not appear to be a safe 'threshold' for dioxin's carcinogenic effects. Evidence has accumulated...that dioxin also causes many other health problems, even at low levels, such as developmental problems in children, immunologic problems in children and adults, reproductive problems in adults, and diabetes." Dioxin has been called the 'new lead' because its effects on children can include impairments in basic functions, and because exposure is widespread.

Proponents believe that continued delays in a thorough remediation of dioxin exposures in the vicinity of Dow's flagship Midland facilities may lead to increased long term liabilities and reputational damage for Dow.

Resolved: Shareholders request that the Board of Directors issue a report to shareholders by April 2008, at reasonable cost and excluding confidential information, summarizing the pace and effectiveness of the environmental remediation process being undertaken by Dow in the vicinity of and downstream from its Midland headquarters.

Supporting Statement

Proponents believe that such report should include estimates of the overall volume of dioxin contaminated soil and sediment alleged to be caused or affected by Dow Chemical, and the portion that will have been removed or remediated on a year by year basis, for each of the next twelve years; methods of remediation; and effectiveness of those methods at removing dioxin from waterways, floodplains and the food chain.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal asks stockholders to vote in support of the publication of a new report summarizing the pace and effectiveness of the environmental remediation process being undertaken by Dow in the vicinity of and downstream from its Midland headquarters.

(continued on next page)

44 2007 DOW PROXY STATEMENT

In their proposal above, the proponents base their request for a new report on numerous arguments that are either inaccurate, misleading, out of context or ill-informed.

Proponents reference a 2005 "draft" report which was issued for public comment and prepared by Michigan Department of Community Health ("MDCH") (funded by the Agency for Toxic Substances and Disease Registry ("ATSDR")) as having concluded that average blood levels of dioxin in the (locally) exposed participants were higher than a control group (i.e., the U.S. population). This conclusion is misleading because in fact, all of the study participants had blood dioxin and furan levels that were within the range of background levels of the U.S. population, based on a comparison with the most current U.S. population data from the 2005 edition of the Center for Disease Control report. ATSDR and MDCH have neither responded to the comments received nor issued a final report. In any event, this study of 21 individuals in no way compares to the scientific rigor and statistical strength of the University of Michigan Dioxin Exposure Study, which collected blood samples from several hundred people and soil/dust samples from their properties.

Proponents state that the University of Michigan's study confirmed increased levels of dioxin in the blood of residents living in the contaminated floodplain. This conclusion lacks important context and is misleading. University of Michigan researchers combined the results of dioxin, furans and PCBs together and concluded that the most significant factors contributing to combined dioxin, furan and PCB blood levels were that people living in this area tend to be older and have a higher Body Mass Index (BMI) than people in the control group. Both age and BMI are well-known contributors to higher levels of dioxins in the general U.S. population, due to historically higher levels of dioxin, furans and PCBs in food and the way the body eliminates dioxins, furans and PCBs. When the University of Michigan results take into account age and BMI, blood levels of dioxin and furans related to the furans that predominate in the floodplain soil are not increased in the local population when compared with the control population.

The proponents' statement about Michigan Department of Environmental Quality ("MDEQ") warnings to Tittabawassee-area residents regarding consumption of fish and game from the river is similarly ill-informed, and it too requires further scrutiny. Overwhelmingly, the preferred species for consumption from the Tittabawasee River is walleye. While the Michigan Department of Community Health has suggested limits on the consumption of walleye by children and women of child bearing age, the current MDCH fish consumption advisory lists walleye as a "safe fish for families" and allows "unlimited consumption of walleye under 22 inches" for adults. The MDEQ warning is largely based on models using extreme assumptions about consumption that do not reflect typical real world conditions and did not consider MDCH's recent fish consumption study. Consequently, the MDEQ and proponents grossly exaggerate exposure estimates.

Statements about the findings of the National Academy of Sciences's ("NAS") report on the EPA's Draft Dioxin Risk Reassessment are misleading and in some cases entirely inaccurate. Commenting on the relative human health risk of dioxin exposure, the NAS said, "The potential adverse effects of TCDD, other dioxins, and dioxin-like compounds from long-term, low-level exposures to the general public are not directly observable and remain controversial." Contrary to proponents' statements, the NAS noted that the EPA's sole reliance on non-threshold models for determining risk "lacked adequate scientific support."

Proponents' concerns about possible delays in achieving thorough remediation, and the potential for long-term adverse impact on the Company, are also ill-founded. As part of the required regulatory process governing the approach to be taken to resolve the local situation, a detailed Remedial Investigation Work Plan outlining required projects, implementation protocol, specific activities and a schedule for completion of each component of the Work Plan, was submitted December 1, 2006 and is pending approval by the MDEQ. This plan envisions complete implementation of the environmental remediation process nearly a decade sooner than previously thought possible. The Work Plan is available for anyone to read on the Internet at the following address: http://www.michigan.gov/deq/ 0,1607,7-135-3312_4118_4240-53424--, 00.html#Recent_Dow_Offsite_CA_Documents

Even if these misstatements in proponents' proposal were corrected, Dow's Board of Directors believes proponents' request to issue a new report summarizing the pace and effectiveness of the environmental remediation process is both duplicative of the regulatory process requirements for communication and stakeholder engagement, and is in any event, premature.

In addition, quarterly public communication meetings are scheduled jointly by Dow and the MDEQ for the explicit purpose of keeping the community informed of plans and progress toward completing the investigation and remediation processes in the most transparent manner possible.

(continued on next page)

2007 DOW PROXY STATEMENT 45

These communications are adequate to apprise the public and interested stockholders of Dow's progress in the process. There is no way to develop, with any degree of confidence, an assessment of the effectiveness of the environmental remediation process before the Remedial Investigation has been completed, before feasibility studies of each potential remedy have been conducted, and before final remedies have been implemented and the effectiveness of these remedies has been validated. Nor will it be possible to estimate volumes of soil and sediment that might be involved in the remediation until and after the abovementioned work has been completed and the MDEQ approves a plan for remediation.

For these reasons, Dow believes this proposal is unnecessary, and that it would divert Company resources without benefit to stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

Agenda Item 7

STOCKHOLDER PROPOSAL FOR REPORT ON CHEMICALS FROM DOW CHEMICAL
WITH KNOWN LINKS TO ASTHMA AND OTHER RESPIRATORY PROBLEMS

A stockholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Whereas:

•
Approximately half of Dow's end-use pesticide products (73 of 149) may be linked to asthma and other respiratory problems through active or inert ingredients or metabolites. Common Dow pesticide products with ingredients linked to respiratory problems include: FulTime, Dursban, Glyphomax, Tordon, Telone, Starane, Dithane, Widematch and more.

•
According to the Centers for Disease Control and Prevention (CDC), 16 million people in the U.S. suffer from asthma. Since the mid-1980s, asthma rates have reached epidemic levels.

•
CDC states that nearly 1 in 8 school-aged children have asthma, the leading cause of school absenteeism due to chronic illness. Children are more susceptible than adults to asthma; lungs do not fully develop until at least the eighth year after birth, making a child vulnerable to pesticides and other pollutants linked to asthma. The number of children dying from asthma increased almost threefold from 1979 to 1996. The estimated annual cost of treating childhood asthma is $3.2 billion.

•
According to a 2004 study in Environmental Health Perspectives, pesticides are both a trigger and root cause of asthma. Researchers discovered that children exposed to herbicides are four and a half times more likely to be diagnosed with asthma before age five; toddlers exposed to insecticides are over two times more likely to get asthma.

•
In addition to its retail and wholesale pesticide products, Dow produces many active ingredients in pesticides ultimately sold by other companies. For example, Dow is the sole US producer of 2,4-D, and one of the world's largest producer of chlorpyrifos, both of which are linked to asthma.

•
Data from CDC's 2005 National Report on Human Exposure to Environmental Chemicals found 76% of Americans have chlorpyrifos metabolites in their bodies. Children ages 6-11 have exposure at four times the level EPA considers acceptable for long-term exposure. Additionally, more than 25% of Americans have 2,4-D in their bodies, with highest concentrations also found in children ages 6-11. Proponents believe that CDC's data may aid in correlation of exposures to disease, which could in turn increase legal liabilities for Dow.

(continued on next page)

46 2007 DOW PROXY STATEMENT

RESOLVED: Shareholders request that the Board establish an independent panel, controlling for conflict of interest, to publish by May 2008, at reasonable cost and excluding proprietary information, a report analyzing the extent to which Dow product categories may cause or exacerbate asthma, and describing public policy initiatives, and Dow policies and activities, to phase out or restrict materials linked with such effects.

SUPPORTING STATEMENT: Proponents believe the report should include any and all Dow product categories or groupings found in peer-reviewed literature to potentially cause and/or trigger asthma, including end-use pesticides (and their inert ingredients and metabolites), pesticide active ingredients and other chemicals.

Company's Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

In light of existing disclosures and public outreach, Dow believes that the report called for by this proposal is unnecessary and would divert Company resources without benefit to our stockholders.

Pesticides improve the world's food production and protect people and homes from destructive and disease-carrying insects and crop diseases. Before being sold in the United States and other countries, these products must be registered by government regulators charged with the protection of human health and the environment.

Approvals are granted by U.S. regulators only after review of extensive scientific information. Once products are registered, they are subjected to ongoing scrutiny. In response to new information, regulators have authority to require additional studies, limit uses or cancel product registrations. These decisions and the rationale behind them are published and are available to regulators in other nations charged with pesticide reviews.

There is no scientific or regulatory consensus that pesticides are a significant cause or trigger of asthma. The Environmental Protection Agency, the National Institute for Environmental Health Sciences, and the Centers for Disease Control and Prevention have taken the position that dust mites, molds, tobacco smoke, cockroaches and a variety of other materials are common causes or triggers of asthma. While some peer-reviewed articles have found that there is an association between pesticides and respiratory conditions, the foregoing agencies have not concluded that pesticides are a significant cause of asthma.

Chlorpyrifos and 2,4-D, chemicals referenced in the proposal, have both undergone thorough science-based reviews by U.S. and European Union regulatory authorities. Continued evaluation by regulators of these and other pesticide products - including review of research articles in the open scientific literature - occurs normally in the course of maintaining product registrations.

Further health and safety information on chlorpyrifos and 2,4-D is available at www.chlorpyrifos.com and www.24d.org. Dow supports these and our other products with a strong product stewardship program. Further information on Dow product stewardship is available at www.dowagro.com/rc/index.htm and www.dowproductsafety.com.

The actions requested in this resolution would duplicate independent, credible, transparent, science-based regulatory processes that are already in place. In the U.S. and many other nations, existing regulatory processes already provide opportunities for public review and comment; these venues would be a more appropriate forum for proponents of this proposal to express their concerns.

For all of these reasons, your Board believes that this proposal is not in the best interests of Dow or its stockholders.

Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

2007 DOW PROXY STATEMENT 47

AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange ("NYSE") and the Company that are available on the Company's corporate governance website at www.DowGovernance.com, and are attached to this Proxy Statement as Appendix A. The Committee operates pursuant to a charter that is also available at www.DowGovernance.com.

The Board has determined that all of the Committee members are financially literate and are audit committee financial experts as defined by the applicable standards.

The Committee had nine meetings during 2006, five of which were in-person meetings that included separate executive sessions of the Committee with the lead client service partner of the independent registered public accounting firm, the internal auditor, management and among the Committee members themselves. Four of the meetings were conference calls related to the Company's earnings announcements and periodic filings. Numerous other informal meetings and communications among the Chair, various Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company's management also occurred.

On behalf of the Board of Directors, the Committee oversees the Company's financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States and for issuing its reports on the Company's internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company's internal control over financial reporting and the processes that support certifications of the financial statements by the Company's Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP's internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee has pre-approved all audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services, and has concluded that such services are compatible with the auditors' independence. The Committee's charter allows delegation of the authority to pre-approve audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management's assertion on internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company and its subsidiaries for 2007. The Board of Directors has concurred on that selection and has presented the matter to the stockholders of the Company for ratification.

Audit Committee

Barbara H. Franklin, Chair James A. Bell	Jeff M. Fettig Paul G. Stern

48 2007 DOW PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)		(c)

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans Approved by Security Holders	60,548,128	31.20	(1)	80,311,100	(2)

Equity Compensation Plans Not Approved by Security Holders	228,000	34.13		—

Total (3)	60,776,128	32.66		80,311,100

As of December 31, 2006

(1)
Calculation does not include performance shares outstanding that have no exercise price.

(2)
The 1988 Award and Option Plan provides that the number of shares available for grant under such plan in any calendar year equals 1.5% of the total shares of common stock outstanding on the first day of the year, plus 50% of the shares available for grant but not granted under the plan in each of the previous three years, plus up to 50% of the subsequent year's allocation. As a result of this formula, 50% of the shares first allocated but not granted in a year cease to be available for grant in the following year, and the remaining 50% cease to be available for grant after an additional 2 years. Also includes shares available for grant under other stockholder-approved plans.

(3)
Does not include options to acquire 5,999,617 shares of stock with a weighted average exercise price of $30.88 that were assumed in connection with the Union Carbide Corporation merger.

2007 DOW PROXY STATEMENT 49

OTHER GOVERNANCE MATTERS

Future Stockholder Proposals

If you satisfy the requirements of the U.S. Securities and Exchange Commission (the "Commission") and wish to submit a proposal to be considered for inclusion in the Company's proxy material for next year's Annual Meeting, please send it to the Corporate Secretary.* Under the rules of the Commission, proposals must be received no later than November 24, 2007.

Future Annual Meeting Business

Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Corporate Secretary.* For the 2008 Annual Meeting, written notice must be given between November 24, 2007, and January 23, 2008. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the Bylaws may be found on the Company's website at www.DowGovernance.com. Alternatively they will be sent without charge to any stockholder who sends a written request to the Corporate Secretary.*

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one Proxy Statement and accompanying Annual Meeting materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your account number to Dow's stock transfer agent, The Bank of New York ("BNY"), P.O. Box 11023, New York, NY 10286-1023. You may also call BNY toll-free at 800-369-5606 in the United States and Canada to revoke your consent. If you hold your stock in "street name," you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, ADP, 51 Mercedes Way, Edgewood, NY 11717. If you are a registered stockholder receiving multiple copies of these materials at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request at the foregoing addresses to receive a single copy of materials in the future.

Copies of Proxy Material and Form 10-K

Dow's Proxy Statement and Annual Report on Form 10-K are posted on Dow's website at www.DowGovernance.com. Stockholders may receive printed copies of each of these documents without charge by contacting the Company's Investor Relations Office at 800-422-8193 or 989-636-1463, or 2030 Dow Center, Midland, MI 48674.

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and other Annual Meeting materials in electronic form rather than in printed form. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs. Registered stockholders may provide their consent for electronic delivery at www.proxyconsent.com/dow or when they vote their shares on the Internet at https://www.proxypush.com/dow. Most holders in street name may provide their consent for electronic delivery while voting on the Internet at www.proxyvote.com. If you previously consented to electronic delivery, but have since changed your email address, please re-register at www.proxyconsent.com/dow.

Corporate Governance Documents

The Company's Code of Business Conduct, Board Committee charters and Corporate Governance Guidelines are available at www.DowGovernance.com. Stockholders may obtain a printed copy of these materials upon request by contacting the Office of the Corporate Secretary.*

*
Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

50 2007 DOW PROXY STATEMENT

Other Matters

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented the discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy. At the time that this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

Charles J. Kalil Senior Vice President, General Counsel and Corporate Secretary	Midland, Michigan March 23, 2007

2007 DOW PROXY STATEMENT 51

Appendix A

DIRECTOR INDEPENDENCE

An "independent" Director is a Director whom the Board of Directors has determined has no material relationship with The Dow Chemical Company, or any of its consolidated subsidiaries (collectively, the "Company"), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a Director is not independent if:

1.
The Director is, or has been within the last three years, an employee of the Company, or an immediate family member of the Director is, or has been within the last three years, an executive officer of the Company;

2.
The Director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.
(a) The Director, or an immediate family member of the Director, is a current partner of the Company's external auditor; (b) the Director is a current employee of the Company's external auditor; (c) an immediate family member of the Director is a current employee of the Company's external auditor who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was within the last three years (but is no longer) a partner or employee of the Company's internal or external auditor and personally worked on the Company's audit within that time;

4.
The Director, or an immediate family member of the Director, is a current employee of, or has any business relationship with, the Company's internal audit function;

5.
The Director, or an immediate family member of the Director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers serve or served at the same time on that company's compensation committee;

6.
The Director is a current executive officer or employee, or an immediate family member of the Director is a current executive officer, of another entity that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of the Company or the other entity; or

7.
The Director is an executive officer of a charitable or non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the charitable or non-profit organization's consolidated gross revenues.

An "immediate family" member includes a Director's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the Director's home.

52 2007 DOW PROXY STATEMENT

Appendix B

PROPOSED AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO
REMOVE THE SUPERMAJORITY VOTE PROVISIONS

The text below is the portion of the Company's Restated Certificate of Incorporation proposed to be amended by Agenda Item 3. Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

Article V - BOARD OF DIRECTORS

Section 5.5 Removal of Directors. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting as a single class.

* * *

~~Article VII - BUSINESS COMBINATION TRANSACTIONS~~

~~Section 7.1 Higher Vote Required for Certain Business Combinations~~. ~~In addition to any affirmative vote required by the General Corporation Law of Delaware and except as otherwise expressly provided in Section 7.3 of this Article VII, any Business Combination Transaction (as defined in Section 7.2(c) below) shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~Section 7.2 Certain Definitions~~. ~~For purposes of this Article VII:~~

        ~~(a)    "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on December 31, 1985.~~

        ~~(b)   "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on December 31, 1985.~~

        ~~(c)    "Business Combination Transaction" shall mean:~~

                ~~(i)    Any merger or consolidation of the Company or any Subsidiary with (A) an Interested Stockholder or (B) any other Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or~~

                ~~(ii)   Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Company or any Subsidiary constituting not less than 5% of the total assets of the Company as reported in the consolidated balance sheet of the Company as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or~~

                ~~(iii)  The issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than 5% of the total assets of the Company as reported in the consolidated balance sheet of the Company as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or~~

                ~~(iv)  The adoption of any plan or proposal for the liquidation or dissolution of the Company, or any spin-off or split-up of any kind of the Company or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or~~

                ~~(v)   Any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary or any other transaction (whether or not with or into or otherwise~~

2007 DOW PROXY STATEMENT 53

                        ~~involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (A) any class of equity securities of the Company or any Subsidiary or (B) any class of securities of the Company or any Subsidiary convertible into equity securities of the Company or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates.~~

        ~~(d)   "Continuing Director" means (i) any member of the Board of Directors of the Company who (A) is neither the Interested Stockholder involved in the Business Combination Transaction as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent, or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (B) was a member of the Board of Directors of the Company prior to the time that such Interested Stockholder became an Interested Stockholder, and (ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Company.~~

        ~~(e)    "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.~~

        ~~(f)    "Interested Stockholder" shall mean any Person (other than the Company or any Subsidiary, any employee benefit plan maintained by the Company or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:~~

                ~~(i)    Is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock of the Company; or~~

                ~~(ii)   Is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock of the Company; or~~

                ~~(iii)  Is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Company of which an Interested Stockholder was the Beneficial Owner, directly or indirectly, at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.~~

    ~~For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Company shall include unissued shares of Voting Stock of the Company of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.~~

        ~~(g)   A "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 14(d)(2) of the Exchange Act.~~

        ~~(h)   "Subsidiary" means any corporation of which the Company owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares~~

54 2007 DOW PROXY STATEMENT

                ~~having a majority of the voting power represented by all of the outstanding Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Company is the Beneficial Owner but, except for the purposes of Section 7.2(f), shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Company.~~

        ~~(i)"Voting Stock" shall mean outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.~~

~~Section 7.3 When Higher Vote Is Not Required~~. ~~The provisions of Section 7.1 of this Article VII shall not be applicable to any particular Business Combination Transaction, and such Business Combination Transaction shall require only such affirmative vote of the stockholders, if any, as is required by the General Corporation Law of Delaware, if the conditions specified in either of the following paragraphs (a) and (b) are met:~~

        ~~(a)    Approval by Continuing Directors. The Business Combination Transaction shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.~~

        ~~(b)   Form of Consideration, Price and Procedure Requirements. All of the following conditions shall have been met:~~

~~(i)    With respect to each share of each class of outstanding Voting Stock of the Company (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination Transaction (the "Consummation Date"), cash and consideration, in the form specified in Section 7.3(b)(ii) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:~~

                        ~~(A)  The highest per share price (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Stockholder to which the Business Combination Transaction relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination Transaction (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;~~

                        ~~(B)   The Fair Market Value per share of such class of Voting Stock of the Company on the Announcement Date; and~~

                        ~~(C)   The highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Company are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.~~

                ~~(ii)   The consideration to be received by holders of a particular class of outstanding Voting Stock of the Company (including Common Stock) as described in Section 7.3(b)(i) hereof shall be in cash or, if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted, in whole or in part, of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Company has been made in varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.~~

                ~~(iii)  After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date: (A) there shall have been no failure to declare and pay at the regulate date therefor any full dividends (whether or not cumulative) on the outstanding Preferred Stock of the Company, if any, except as approved by the affirmative vote of a majority of the Continuing Directors; (B) there shall have been (1) no reduction in the annual rate of~~

2007 DOW PROXY STATEMENT 55

                        ~~dividends paid on the Common Stock of the Company (except as necessary to reflect any subdivision of the Common Stock), except as approved by the affirmative vote of a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (C) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Company except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.~~

                ~~(iv)  After such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any Affiliate or Associate thereof shall have received the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company.~~

                ~~(v)   A proxy or information statement describing the proposed Business Combination Transaction and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Company at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).~~

~~Section 7.4 Powers of Continuing Directors~~. ~~A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including, without limitation, (a) whether a Person is an Interested Stockholder, (b) the number of shares of Voting Stock of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) whether the requirements of Section 7.3(b) have been met with respect to any Business Combination Transaction, and (e) whether the assets which are the subject of any Business Combination Transaction have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination Transaction constitutes not less than 5% of the total assets of the Company as reported in the consolidated balance sheet of the Company as of the end of the most recent quarter with respect to which such balance sheet has been prepared. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VII.~~

~~Section 7.5 No Effect on Fiduciary Obligations.~~

        ~~(a)    Nothing contained in this Article VII shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.~~

        ~~(b)   The fact that any Business Combination Transaction complies with the provisions of Section 7.3 of this Article VII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination Transaction or recommend its adoption or approval to the stockholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination Transactions.~~

~~Article VIII~~ Article VII - MEETINGS OF STOCKHOLDERS

* * *

~~Article IX~~ Article VIII - AMENDMENT OF BYLAWS

In addition to any requirements of the General Corporation Law of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware), the affirmative vote of the holders of ~~at least 80% of the voting power~~ a majority of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Company to amend, alter, change, adopt or repeal any Bylaws of the Company~~, unless such amendment, alteration, change, adoption or repeal of the Bylaws is determined to be advisable by the Board of Directors by the affirmative~~

56 2007 DOW PROXY STATEMENT

~~vote of (a) two-thirds of the entire Board of Directors and (b) a majority of the Continuing Directors (as defined in article VII)~~.

~~Article X~~ Article IX - AMENDMENT OF CERTIFICATE OF INCORPORATION

The Company hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of Delaware and all rights conferred on stockholders therein granted are subject to this reservation~~; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, any provision of Article IV, V, VI, VII, VIII, IX, or X hereof, unless such amendment, alteration, change, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of (a) two-thirds of the entire Board of Directors and (b) a majority of the Continuing Directors (as defined in Article VII)~~.

2007 DOW PROXY STATEMENT 57

2007 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 10, 2007 at 10:00 a.m. EDT

Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan

Parking and Attendance

Complimentary self-parking is available at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Seating is limited. Tickets of admission or proof of stock ownership are necessary to attend the Meeting as explained on page 1 of this Proxy Statement. Only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.DowGovernance.com.

About Dow

Dow is a diversified chemical company that harnesses the power of innovation, science and technology to constantly improve what is essential to human progress. The Company offers a broad range of products and services to customers in more than 175 countries, helping them to provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. Built on a commitment to its principles of sustainability, Dow has annual sales of $49 billion and employs 43,000 people worldwide. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

®™ Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-00639

BNY (212) 493-6961 — 70191 — Dow Chemical Company — Internet/Telephone Proxy Card            Proof 4 — 02/16/07 — 13:10

The Dow Chemical Company				Your Vote is Important Vote by Internet / Telephone 24 Hours a Day, 7 Days a Week
	VOTE BY INTERNET			VOTE BY TELEPHONE
	https://www.proxypush.com/dow			1-866-430-8289
Within U.S. and Canada only
•	Have your proxy card ready.		•	Have your proxy card ready.
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.

Your 2007 Annual Meeting materials are enclosed and may be found on: www.DowGovernance.com

If you vote on the Internet or by telephone, do not mail this card.

The Board of Directors recommends a vote FOR Agenda Items 1, 2 and 3 and AGAINST Agenda Items 4, 5, 6 and 7 below.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

					/x/	Please mark votes as in this example.
1.	Election of 12 Directors:

	FOR ALL	/ /	WITHHOLD FOR ALL	/ /	EXCEPTIONS	/ /			THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1, 2 AND 3 AND AGAINST AGENDA ITEMS 4, 5, 6 AND 7.

											FOR	AGAINST	ABSTAIN

Nominees:		01—Arnold A. Allemang, 02—Jacqueline K. Barton, 03—James A. Bell, 04—Jeff M. Fettig,
		05—Barbara H. Franklin, 06—John B. Hess, 07—Andrew N. Liveris, 08—Geoffery E. Merszei, 09—J. Pedro Reinhard, 10—James M. Ringler, 11—Ruth G. Shaw, 12—Paul G. Stern.							5.	Stockholder Proposal on Genetically Engineered Seed.	/ /	/ /	/ /
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name and check the "Exceptions" box above.)									6.	Stockholder Proposal on Environmental Remediation in the Midland Area.	/ /	/ /	/ /

						FOR	AGAINST	ABSTAIN	7.	Stockholder Proposal on Chemicals with Links to Respiratory Problems.	/ /	/ /	/ /
2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm.					/ /	/ /	/ /

3.	Amendment of the Restated Certificate of Incorporation.					/ /	/ /	/ /	I/we have marked an address change on this card or attachment.				/ /

4.	Stockholder Proposal on Bhopal.					/ /	/ /	/ /	I/we have made comments on this card or attachment.				/ /

S C A N L I N E

Please sign exactly as name or names appear above. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

								Date	Share Owner sign here		Co-Owner sign here

BNY (212) 493-6961 — 70191 — Dow Chemical Company — Internet/Telephone Proxy Card Proof 4 — 02/16/07 — 13:10

Annual Meeting of Stockholders
The Dow Chemical Company

May 10, 2007 - 10 a.m. EDT
Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan

 Ticket is not transferable.
Cell phones, cameras and recording devices
are not permitted at the Meeting.

TICKET OF ADMISSION

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 10, 2007, at 10 a.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Items of business are:

  •
  Election of twelve Directors.
  •
  Ratification of the Independent Registered Public Accounting Firm.
  •
  Amendment of the Restated Certificate of Incorporation.
  •
  Four proposals submitted by stockholders.

The Board of Directors recommends a vote FOR Agenda Items 1, 2 and 3 and AGAINST Agenda Items 4, 5, 6 and 7.

Only stockholders who held shares of record as of the close of business on March 12, 2007, are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mailing this form.

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

I/We hereby appoint James A. Bell, Geoffery E. Merszei and Ruth G. Shaw, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 10, 2007, at 10 a.m. EDT and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Agenda Items 1, 2 and 3 and AGAINST Agenda Items 4, 5, 6 and 7, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting. To vote in accordance with the Dow Board of Directors' recommendations, just sign and date on the reverse side—no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES' SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the DH Compounding Savings and Retirement Plan, and/or the Mycogen Corporation Deferred Savings Plan (the "Plans"). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to your account at the Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

If voting by mail, return ballots to:	The Dow Chemical Company P.O. Box 11002 New York, N.Y. 10203-0002
Form must be signed and dated on the reverse side.

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 10, 2007 AT 10:00 A.M. EDT
VOTING PROCEDURES
  Vote Your Shares in Advance
  Confidential Voting
  Dividend Reinvestment Program Shares and Employees' Savings Plan Shares
  Dow Shares Outstanding and Quorum
  Proxies on Behalf of the Dow Board
CORPORATE GOVERNANCE
  Corporate Governance Guidelines
  The Board of Directors
  Director Independence
  Presiding Director
  Communication with Directors
  Board and Committee Meetings; Annual Meeting Attendance
  Executive Sessions of Directors
  Board Committees
  Board of Directors' Terms
  Director Qualifications
  Nominations for Director
  Code of Business Conduct
  Compensation Committee Interlocks
  Related Person Transaction Policy
Agenda Item 1
CANDIDATES FOR ELECTION AS DIRECTOR
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
  The Role of the Compensation Committee
  Compensation Objectives
  Market Benchmarking
  Compensation Elements
  Compensation and Awards made by the Compensation Committee
  Retirement Benefits
  Other Benefits
  New Hire Employment Offer Agreements
  Executive Stock Ownership Guidelines
  Change-in-Control and Severance Arrangements
  Tax Deductibility of Executive Compensation
  Additional Material Factors related to the Grants of Plan-Based Awards Table
  Pension Benefits
  Nonqualified Deferred Compensation
  Post-Employment and Retirement Payments
  Director Compensation
  2003 Stock Incentive Plan
  Non-Employee Director Deferred Compensation Plan
  Compensation of Non-Management Employee Directors
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BENEFICIAL OWNERSHIP OF COMPANY STOCK
Agenda Item 2 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Agenda Item 3 AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO REMOVE THE SUPERMAJORITY VOTE PROVISIONS
  Current Supermajority Vote Requirements and the Proposed Amendments
  Vote Required and Effectiveness
Agenda Item 4 STOCKHOLDER PROPOSAL ON BHOPAL
  Stockholder Resolution
  Company's Statement and Recommendation
  Vote Required
Agenda Item 5 STOCKHOLDER PROPOSAL ON GENETICALLY ENGINEERED SEED
  Stockholder Resolution
  Company's Statement and Recommendation
  Vote Required
Agenda Item 6 STOCKHOLDER PROPOSAL FOR REPORT ON ENVIRONMENTAL REMEDIATION IN THE MIDLAND AREA
  Stockholder Resolution
  Company's Statement and Recommendation
  Vote Required
Agenda Item 7 STOCKHOLDER PROPOSAL FOR REPORT ON CHEMICALS FROM DOW CHEMICAL WITH KNOWN LINKS TO ASTHMA AND OTHER RESPIRATORY PROBLEMS
  Stockholder Resolution
  Company's Statement and Recommendation
  Vote Required
AUDIT COMMITTEE REPORT
  Audit Committee
EQUITY COMPENSATION PLAN INFORMATION
OTHER GOVERNANCE MATTERS
  Future Stockholder Proposals
  Future Annual Meeting Business
  Multiple Stockholders with the Same Address
  Copies of Proxy Material and Form 10-K
  Internet Delivery of Proxy Materials
  Corporate Governance Documents
  Other Matters
DIRECTOR INDEPENDENCE
PROPOSED AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO REMOVE THE SUPERMAJORITY VOTE PROVISIONS
  Article V - BOARD OF DIRECTORS
  Article VII - BUSINESS COMBINATION TRANSACTIONS
  Article VIII Article VII - MEETINGS OF STOCKHOLDERS
  Article IX Article VIII - AMENDMENT OF BYLAWS
  Article X Article IX - AMENDMENT OF CERTIFICATE OF INCORPORATION
2007 ANNUAL MEETING OF STOCKHOLDERS Thursday, May 10, 2007 at 10:00 a.m. EDT
Midland Center for the Arts 1801 West St. Andrews, Midland, Michigan
TICKET OF ADMISSION
PROXY AND VOTING INSTRUCTION FORM
THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS
NOTICE TO PARTICIPANTS IN EMPLOYEES' SAVINGS PLANS